EXHIBIT 10.65
                                                                -------------


                            STOCK PURCHASE AGREEMENT

                             FOR THE ACQUISITION OF

                        MOTOROLA ARDIS ACQUISITION, INC.

                                       AND

                              MOTOROLA ARDIS, INC.

                                       BY

                         AMSC ACQUISITION COMPANY, INC.

                            A WHOLLY-OWNED SUBSIDIARY

                                       OF

                      AMERICAN MOBILE SATELLITE CORPORATION






                          Dated as of December 31, 1997

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1.  DEFINITIONS..................................................      1

ARTICLE 2.  MERGER, PURCHASE AND SALE OF SHARES..........................     13

        Section 2.1               Merger, Purchase and Sale
                                  of Shares       .......................     13
        Section 2.2               MAI Purchase Price and MAA
                                  Purchase Price.........................     14
        Section 2.3               Purchase Price Adjustments.............     14
        Section 2.4               Post-Closing Purchase Price
                                  Adjustment.............................     15
        Section 2.5               Closing Place, Date and Time...........     17
        Section 2.6               FCC Authorization and Final Order......     17
        Section 2.7               Deliveries at Closing..................     18
        Section 2.8               Deliveries Post-Closing................     20

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES
                OF SELLER................................................     20

        Section 3.1               Organization and Good Standing.........     20
        Section 3.2               Authority; No Required Consents
                                  or Governmental Authorizations;
                                  No Breach of Statute or Contract;
                                  Enforceability.........................     21
        Section 3.3               Ownership of Shares....................     23
        Section 3.4               Capitalization of MAA, MAI
                                  and the Subsidiaries...................     23
        Section 3.5               Corporate Records......................     23
        Section 3.6               Employee Benefit Plans.................     24
        Section 3.7               Broker's or Finder's Fees..............     26
        Section 3.8               Financial Statements...................     26
        Section 3.9               Accounts Receivable....................     27
        Section 3.10              Absence of Undisclosed
                                  Liabilities............................     27
        Section 3.11              Existing Condition.....................     28
        Section 3.12              Title to Properties; Leasehold
                                  Interests..............................     30
        Section 3.13              Condition of Tangible Assets...........     30
        Section 3.14              Books of Account.......................     31
        Section 3.15              Litigation.............................     31
        Section 3.16              Compliance with Law....................     31
        Section 3.17              Environmental Matters..................     32
        Section 3.18              Insurance..............................     32
        Section 3.19              Contracts and Commitments..............     33
        Section 3.20              Additional Information.................     34
        Section 3.21              Intellectual Property..................     35
        Section 3.22              No Third Party Options.................     37
        Section 3.23              Tariffs; FCC Licenses;
                                  Non-FCC Authorizations.................     37
        Section 3.24              Officer and Employee Compensation......     39
        Section 3.25              Indebtedness...........................     39
        Section 3.26              Access; Sophistication; etc............     39
        Section 3.27              Investment Representation..............     40


ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF
                AMSC AND PURCHASER.......................................     41

        Section 4.1               Organization and Good Standing.........     41
        Section 4.2               Authority; No Required Consents
                                  or Governmental Authorizations
                                  or Breach of Statute or
                                  Contract; Enforceability...............     41
        Section 4.3               Broker's or Finder's Fees..............     43
        Section 4.4               Access; Sophistication; etc............     43
        Section 4.5               Investment Representation..............     43
        Section 4.6               SEC Filings; Financial
                                  Statements.............................     44
        Section 4.7               Absence of Certain Changes.............     45
        Section 4.8               Absence of Undisclosed
                                  Liabilities............................     45
        Section 4.9               Litigation.............................     45


ARTICLE 5.  CERTAIN AGREEMENTS...........................................     46

        Section 5.1               Conduct of the Business................     46
        Section 5.2               Access to Information..................     49
        Section 5.3               Efforts; Further Assurances;...........     49
                                  Permits
        Section 5.4               Books and Records......................     50
        Section 5.5               Governmental Regulatory
                                  Approvals..............................     50
        Section 5.6               FCC Consent............................     51
        Section 5.7               HSR Act Review.........................     51
        Section 5.8               Registration Rights....................     51
        Section 5.9               Lock-up................................     51
        Section 5.10              Nonsolicitation........................     52
        Section 5.11              IBM Contract Renewal...................     52
        Section 5.12              UPS Contract...........................     52
        Section 5.13              Escrow Agreement.......................     52
        Section 5.14              Employee Transition....................     53
        Section 5.15              Updated Disclosure Schedule............     53
        Section 5.16              Nextel Proceeds........................     53
        Section 5.17              Non-Vendor Intercompany Financing
                                  Arrangements...........................     53
        Section 5.18              Intercompany Agreements................     54



ARTICLE 6.  CONDITIONS TO CLOSING........................................     54

        Section 6.1               Conditions to Obligation of
                                  Purchaser..............................     54
        Section 6.2               Conditions to Obligations of
                                  Seller..        .....................       56

ARTICLE 7.  INDEMNIFICATION..............................................     58

        Section 7.1               Indemnification by Seller..............     58
        Section 7.2               Indemnification by AMSC................     59
        Section 7.3               Limitations on Indemnification for
                                  Breaches of Representations and
                                  Warranties.............................     59
        Section 7.4               Survival of Representations and
                                  Warranties.............................     60
        Section 7.5               Method of Asserting Claims.............     60
        Section 7.6               Method of Payment......................     62
        Section 7.7               Limitation of Recourse.................     63
        Section 7.8               Acknowledgment by Seller, Purchaser
                                  and AMSC        .......................     63


ARTICLE 8.  TAX MATTERS..................................................     64

        Section 8.1               Seller's Tax Representations
                                  and Warranties.........................     64
        Section 8.2               AMSC's Tax Representations
                                  and Warranties.........................     66
        Section 8.3               Tax Returns, Audits, Contests, Etc.;
                                  Tax Cooperation; Tax Sharing
                                  Agreements; Tax Records................     68
        Section 8.4               Asset Purchase Treatment
                                  for MAI Shares.........................     72
        Section 8.5               Tax-Free Reorganization
                                  Treatment..............................     76
        Section 8.6               Transfer Taxes.........................     76
        Section 8.7               General Tax Indemnifications...........     76
        Section 8.8               Exclusive Remedy for Taxes.............     81
        Section 8.9               Survival and Purchase Price
                                  Adjustment.............................     81

ARTICLE 9.  TERMINATION OF AGREEMENT; PAYMENT OF
                EXPENSES; WAIVER OF CONDITIONS...........................     82

        Section 9.1               Termination Pre-Agreement..............     82
        Section 9.2               Termination Post-Closing...............     83
        Section 9.3               Payment of Expenses; Waiver of
                                  Conditions.............................     84

ARTICLE 10.  MISCELLANEOUS...............................................     84

Section 10.1                      Amendments.............................     84
Section 10.2                      Further Instruments and
                                  Assurances.............................     84
Section 10.3                      Public Announcements...................     85
Section 10.4                      Governing Law..........................     85
Section 10.5                      Notices         .......................     85
Section 10.6                      Assignment and Binding Effect..........     86
Section 10.7                      Entire Agreement.......................     86
Section 10.8                      Severability...........................     87
Section 10.9                      Counterparts...........................     87
Section 10.10                     No Third Party Beneficiaries...........     87
Section 10.11                     Delays or Omissions....................     87
Section 10.12                     Construction...........................     87
Section 10.13                     Knowledge Standard.....................     88
Section 10.14                     Expenses        .......................     88

                                    EXHIBITS

Exhibit

A                                 AMSC Warrants

B                                 Registration Rights Agreement

                            STOCK PURCHASE AGREEMENT


             THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of December 31, 1997 and is entered into by and among MOTOROLA, INC., a Delaware corporation ("Seller"), MOTOROLA ARDIS ACQUISITION, INC. a Delaware corporation ("MAA"), and MOTOROLA ARDIS, INC. a Delaware corporation ("MAI"), and American Mobile Satellite Corporation, a Delaware corporation ("AMSC"), and AMSC Acquisition Company, Inc., a Delaware corporation ("Purchaser").


                             ARTICLE 1. DEFINITIONS.

            Section 1.1  Definitions.
                         -----------

            "Acquisition Proposal" has the meaning set forth in Section 5.9.

            "Adverse Legal Opinion" has the meaning set forth in Section 2.6(a).

            "Affiliate" shall mean with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its subsidiaries, and the term "control" (including the terms "controlled by" and "under common control with") means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise

            "Affiliated Group" shall  mean  an "affiliated group" as defined in
Section 1504(a) of the Code.

            "Agreement" has the meaning set forth in the introductory paragraph hereof.

            "AMSC Common Stock" shall mean the common stock, par value $0.01 per share, of AMSC.

            "AMSC Group" shall mean any Affiliated Group including AMSC, any successor thereof or, if such Affiliated Group shall cease to exist, AMSC and any successors thereto.

            "AMSC Shareholder Approval" has the meaning set forth in Section 2.7(a)(iv).

            "AMSC Warrants" shall mean warrants issued by AMSC to Seller substantially in the form attached hereto as Exhibit A.

            "ARDIS" means ARDIS Company.

            "ARDIS Balance Sheet" shall mean the unaudited consolidated balance sheet of ARDIS Holding as of September 30, 1997.

            "ARDIS Balance Sheet Date" has the meaning set forth in Section 3.8.

            "ARDIS Holding" means ARDIS Holding Company.

             "Benefit  Plan"  shall  mean any plan,  agreement,  arrangement  or commitment which is an employment or consulting agreement, executive or incentive compensation plan, bonus plan, retention bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, disability, sick pay or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, severance, holiday, vacation, Christmas or other bonus plans (including, but not limited to, employee benefit plans, as defined in Section 3(3) of ERISA), maintained for the benefit of any employee or director or former employee or former director of MAA, MAI or any of the Subsidiaries whether or not maintained by MAA, MAI or any of the Subsidiaries or with respect to which MAA, MAI or any of the Subsidiaries makes or has any obligation to make contributions.

             "Books and Records" shall mean all of MAA's,  MAI's and each of the
Subsidiaries' customer or subscriber lists and records, accounts and billing records (including a copy of the detailed general ledger and the summary trial balances, where available), detailed continuing property records, equipment records, plans, blueprints, specifications, designs, drawings, surveys, engineering reports, personnel records (where applicable) and all other documents, computer data and records (including records and files on computer disks or stored electronically) relating to the Subsidiaries.

             "Business Day" means any day other than Saturday, Sunday or a day that constitutes a legal holiday in the State of Illinois or the District of Columbia.

             "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

             "Claim Notice" has the meaning set forth in Section 7.5(a).

             "Closing" has the meaning set forth in Section 2.5.

             "Closing Cash Payment" has the meaning set forth in Section 2.3.

             "Closing Date" has the meaning set forth in Section 2.5.

             "Closing Financial Statements" shall mean (i) the unaudited consolidated income statement and statement of cash flows for ARDIS Holding for the period from January 1, 1998 through the Closing Date and (ii) the unaudited consolidated balance sheet for ARDIS Holding effective as of the Closing Date.

             "Closing Stock Payment" has the meaning set forth in Section 2.3.

             "Closing Working Capital" has the meaning set forth in Section 2.3.

             "Code" shall mean the Internal Revenue Code of 1986, as amended.

             "Collateral   Agreements"   shall  mean  the  Registration   Rights
Agreement, the Escrow Agreement and all such other agreements entered into by the parties hereto in connection with the transactions contemplated hereby.

             "Common Stock" shall mean the common stock, par value $.01 per share, of MAA and the common stock, par value $.01 per share, of MAI.

             "Companies" shall mean MAA, MAI and the Subsidiaries.

             "Company" shall mean any one of the Companies.

             "Consideration Shares" has the meaning set forth in Section 2.2.

             "Control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

             "Cumulative Temporary Differences" means the differences between the bases in assets and liabilities for Financial Statement and income Tax purposes that will result in the recognition of different amounts of income and expense for Financial Statement and income Tax purposes in future periods.

             "Disclosure Schedule" shall mean the Disclosure Schedule, including the Introduction thereto, delivered simultaneously herewith by Seller and dated as of even date herewith.

             "Environmental Conditions" shall mean any and all acts, omissions, events, circumstances, and conditions, including any pollution, contamination, degradation, damage, or injury caused by, related to, or arising from or in connection with the generation, use, handling, treatment, storage, disposal, discharge, emission or release of Hazardous Materials.

             "Environmental Laws" shall mean all federal, state, local or municipal laws, rules, regulations, statutes, and ordinances and orders of any Governmental Entity relating to (a) the control of any potential pollutant, or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic or other substances alleged to be harmful. "Environmental Laws" shall include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and the CERCLA, and shall also include all state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the subject matter of the above listed federal statutes or promulgated by any governmental or quasi-governmental agency thereunder in order to carry out the purposes of any federal, state, local or municipal law.

             "Environmental  Liabilities"  shall  mean any and all  liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorneys' fees and other legal costs incurred or imposed (a) pursuant to any agreement, order, notice of responsibility, directive (including directive embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of, in connection with, or under Environmental Laws,
(b) pursuant to any claim by a Governmental Entity or other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Entity or Person pursuant to common law or statute, or (c) as a result of Environmental Conditions.

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

             "ERISA Affiliate" shall mean any person, firm or entity (whether or not incorporated) which, by reason of its relationship with MAA, MAI or any of the Subsidiaries, is required to be aggregated with MAA, MAI or any of the Subsidiaries under Sections 414(b), (c) or (m) of the Code or which, together with MAA, MAI or any of the Subsidiaries, is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

             "Escrow Agent" shall mean a national banking association, trust company or similar entity mutually acceptable to the parties.

             "Escrow Agreement" shall mean an escrow agreement by and among Seller, Purchaser, AMSC and the Escrow Agent containing such terms as are usual and customary for similar documents used in similar circumstances, and containing specifically the following terms:

               (a) Upon consummation of the financing contemplated under Section 6.1(l) hereof, Purchaser shall deposit all of the net proceeds thereof with the Escrow Agent (the "Escrowed Funds");

               (b) Prior to the Closing, the Escrowed Funds shall be maintained for the benefit of Purchaser, with the interest accruing thereon until the Closing Date being allocated to Purchaser;

               (c) Upon Closing, (i) the MAI Purchase Price portion of the Escrowed Funds shall be maintained for the benefit of Seller, with the interest accruing on such amount beginning as of the Closing Date being allocated to Seller (the "Seller Escrowed Funds"), and (ii) the remainder of the Escrowed Funds (including any interest accrued on the Escrowed Funds prior to the Closing
               Date) shall be maintained for the benefit of Purchaser, with the interest accruing on such remaining amount of Escrowed Funds beginning as of the Closing Date being allocated to Purchaser (the "Purchaser Escrowed Funds");

               (d) Upon issuance of a Final Order from the FCC granting consent with respect to the FCC Authorization, the Seller Escrowed Funds shall be released to Seller and the Purchaser Escrowed Funds shall be released to Purchaser;

               (e) In the event of a termination of this  Agreement  pursuant to
               Article 9, all of the Escrowed Funds (including all interest accrued thereon) shall be released to Purchaser.

             "Estimated Working Capital" has  the meaning  set forth in  Section
2.3.

             "FCC" shall mean the Federal Communications Commission.

             "FCC Authorization" has the meaning set forth in Section 2.6(a).

             "FCC Consents" has the meaning set forth in Section 5.6.

             "FCC Licenses" shall mean all licenses, certificates, permits or other authorizations granted to MAA, MAI or any of the Subsidiaries by the FCC that are used in the conduct of the business of MAA, MAI or the Subsidiaries.

             "Final Order" shall mean an action or decision as to which: (1) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed; (2) no petition for rehearing or reconsideration or application for review is pending and the time for filing any such petition or application has passed; (3) the FCC (or comparable body exercising jurisdiction) does not have the action or decision under reconsideration on its own motion and the specified time for initiating such reconsideration has passed; and (4) no appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

             "Final Payment" has the meaning set forth in Section 2.4.

             "Financial Statements" shall mean the consolidated balance sheets of ARDIS Holding as of December 31, 1997, December 31, 1996, and December 31, 1995, the related statements of income and retained earnings and notes thereto for the 12-month periods then ended, examined by Price Waterhouse, LLP (or, in the case of those for 1997, KPMG Peat Marwick), independent certified public accountants, and the unaudited consolidated balance sheet of ARDIS Holding as of September 30, 1997 and the related consolidated statements of income and retained earnings for the 9-month period then ended.

             "GAAP"  shall  mean   generally   accepted  accounting  principles,
consistently applied.

             "Governmental Entity" shall mean any public body or authority, including courts of competent jurisdiction, domestic or foreign.

             "Hazardous Materials" shall mean any (a) petroleum or petroleum products, (b) hazardous substances as defined by ss. 101(14) of CERCLA and (c) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

             "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

             "Indemnification  Threshold  Amount"  has  the meaning set forth in
Section 7.3(a).

             "Indemnitee" has the meaning set forth in Section 7.5.

             "Indemnitor" has the meaning set forth in Section 7.5.

             "Intellectual Property" shall mean all of the following throughout the universe: (i) patents and patent applications and all forms and equivalents thereof, including divisions, continuations, continuations-in-part, utility patents, design patents, extensions, reissued and reexamined patents, patents of addition, confirmation patents, importation patents, registration patents, and inventor's certificates; (ii) rights to file patent applications and other interests in inventions and discoveries, whether reduced to practice or not, on which no patent application has been filed; (iii) copyrights and all related and equivalent rights, including copyright registrations, applications for copyright registration, moral rights, and neighboring rights; (iv) common law and other trademarks, trade names, trade dress, and service marks, and registrations and applications for registration thereof; (v) rights in industrial designs, mask works, and registrations and applications for registration thereof; (vi) trade secrets; (vii) methods, processes, computer software, designs, drawings, laboratory notebooks, technical data, research and development data, know-how, market reports, consumer investigations, product surveys, distribution methods, and customer lists; (viii) licenses to or under and shop rights in any of the foregoing; and (ix) all other proprietary information; provided, however, that the term "Intellectual Property" shall not include any generally available "off-the-shelf" software purchased for use in the day-to-day operations of the Companies.

             "Interim Financial Statement" shall mean the ARDIS Balance Sheet and the related consolidated statements of income and retained earnings and notes thereto for the 9-month period then ended.

             "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

             "Litigation" shall mean, with respect to any Person, any action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened against, by or affecting such Person or any of its properties or assets, by or before any court, tribunal, arbitrator or other Governmental Entity.

             "Lock-up Period" has the meaning set forth in Section 5.9.

             "Losses" has the meaning set forth in Section 7.1.

             "MAA Purchase Price" has the meaning set forth in Section 2.2(B).

             "MAA Shares" shall mean all of the shares of capital stock of MAA outstanding immediately prior to the Closing.

             "MAI Purchase Price" has the meaning set forth in Section 2.2(A).

             "MAI Shares" shall mean all of the shares of capital stock of MAI outstanding immediately prior to the Closing.

             "Management Employee" shall mean the key managers of ARDIS, to be designated by Seller prior to the time Purchaser's obligations to Seller arise under the last sentence of Section 5.14 herein, not to exceed 12 employees.

             "Market Value" shall mean the average of the closing prices of the AMSC Common Stock on the Nasdaq Stock Market (National Market System) for the 20 trading days immediately preceding the date of such calculation.

             "Material Adverse Effect" shall mean a material adverse effect on MAA, MAI and the Subsidiaries, taken as a whole.

             "Material Adverse Change"  shall mean a material  adverse change in
the  business,  operation,   assets,  properties,  or  condition  (financial  or
otherwise) of MAI, MAA and the Subsidiaries, taken as a whole.

             "Merger" has the meaning set forth in Section 2.1(a).

             "Merger  Sub"  shall  mean  a   wholly-owned   subsidiary  of  AMSC
established for the purpose of consummating the Merger with MAA.

             "Multiemployer Plan" shall mean each Benefit Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

             "NASD" has the meaning set forth in Section 2.7(a)(iv).

             "Non-FCC Authorizations" shall mean all licenses, certificates, permits, franchises, or other authorizations (other than FCC Licenses) granted to MAA, MAI or any of the Subsidiaries by Governmental Entities that are used in or relate to the conduct of the business of MAA, MAI or any of the Subsidiaries, including, without limitation, those from any state public service commission, public utility commission or similar state agency.

             "Nonsolicitation Period" has the meaning set forth in Section 5.10.

             "Notice Period" has the meaning set forth in Section 7.5(b).

             "Other Subsidiaries" shall mean the Subsidiaries other than ARDIS.

             "Other Tax Costs" means liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) arising out of or incidental to the imposition, assessment or assertion of Taxes; provided, however, that expenses for investigation and attorneys' fees incurred prior to the time the indemnified party notifies the indemnifying party of its claim for indemnification shall not constitute Other Tax Costs if the indemnifying party acknowledges in writing within fifteen (15) days of the time of such notice that it assumes full and complete financial responsibility for the issue or issues for which indemnification is sought; and further provided, that Other Tax Costs shall not include any expenses for investigation or attorney fees incurred subsequent to the notification referred to in the preceding clause of this definition provided the indemnifying party timely makes the written acknowledgment described in such clause and is actively handling the matter with respect to which indemnification is acknowledged.

             "Permitted Lien" shall mean (a) tax Liens with respect to taxes not yet due and payable; or which are being contested in good faith by appropriate proceedings and for which appropriate reserves (as determined in accordance with and to the extent required by GAAP) have been established on the books of any Subsidiary with respect thereto; (b) deposits or pledges made in connection with or to secure payment of utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;
(c) interests or title of a lessor under any lease, mechanics', materialmen's or contractors' Liens or any similar Lien or restriction for amounts not yet due and payable; (d) easements, rights-of-way, restrictions and other similar charges and encumbrances not materially interfering with the ordinary conduct of the business of the Subsidiaries or detracting from the value of the assets of its Subsidiaries; (e) other Liens, imperfections in title, charges, easements, restrictions and encumbrances; which, individually or in the aggregate, do not detract from the value in any material respect, or materially interfere with the present use of the property subject thereto or affected thereby.

             "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

             "Purchaser" has the meaning set forth in the introductory paragraph hereof.

             "Real Property" has the meaning set forth in Section 3.20(a).

             "Realty Rights" shall mean those certain easements, privileges, right-of-way agreements, surface use rights, servitudes, and other real property interests necessary for access to or which are ancillary or appurtenant to the use and enjoyment of other Real Property or the operation of the business of MAA, MAI or the Subsidiaries.

             "Reconciliation Adjustment in Favor of Purchaser" has the meaning set forth in Section 2.4.

             "Reconciliation Adjustment in Favor of Seller" has the meaning set forth in Section 2.4.

             "Registration  Rights Agreement"  has  the  meaning  set  forth  in
Section 5.8.

             "Regulatory Approvals" has the meaning set forth in Section 5.5.

             "Required Consents" has the meaning set forth in Section 3.2(b).

             "Securities Act" shall mean the Securities Act of 1933, as amended.

             "Seller" has the meaning set forth in the introductory paragraph hereof.

             "Seller Group" shall mean any Affiliated Group including Seller or any successor thereof or, if such Affiliated Group shall cease to exist, Seller and any successors thereto.

             "Severance Package" has the meaning set forth in Section 5.14.

             "Shares" shall mean all of the MAA Shares and MAI Shares.

             "Short Taxable Year" shall mean any Taxable Year that either begins or ends on the Closing Date or begins on the date immediately after the Closing Date, in either case by reason of the purchase and sale of the Shares.

             "Split Period" means a taxable period that begins on or before the Closing Date and ends after the Closing Date.

             "State" means any state of the United States of America, the District of Columbia, or a local jurisdiction thereof.

             "Subsidiaries" shall mean ARDIS, ARDIS Holding, Radio Data Network Holding Corporation, and each corporation, limited liability company and partnership identified as such in Section 3.1 of the Disclosure Schedule.

             "Tax" or "Taxes" shall mean all taxes, however denominated, including any interest, penalties or additions to tax or other additional amounts that may become payable in respect thereof, imposed by any federal, State, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all net or gross income taxes, payroll and employee taxes (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), withholding taxes, unemployment insurance taxes, social security (or similar) taxes, disability taxes, registration taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, premium taxes, windfall profits taxes, environmental taxes (including taxes under Code Section 59A), real and personal property taxes, ad valorem taxes, stamp taxes, value added taxes, alternative or add-on minimum taxes, transfer taxes, profits taxes, licenses, estimated taxes, severance taxes, duties (custom and others), workers' compensation taxes, and other taxes, customs, duties, fees, assessments, charges or obligations of the same or of a similar nature, whether arising before, on or after the Closing Date.

             "Tax Returns" shall mean all returns, declarations, reports, estimates, and information statements and returns relating to Taxes, including but not limited to, original returns and filings, amended returns, claims for refunds, and information returns, and any schedules or attachments to any of the foregoing.

             "Taxable Year" shall mean any taxable year or any other taxable period (including any Short Taxable Year) with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

             "Threshold Amount" shall mean an amount resulting from an adverse effect on the financial condition, assets or results of operations of MAA, MAI or any of the Subsidiaries exceeding $50,000.

             "UPS Contract" has the meaning set forth in Section 5.12.

             "Working Capital Schedule" has the meaning set forth in Section 2.4(a).

                 ARTICLE 2. MERGER, PURCHASE AND SALE OF SHARES.

             Section 2.1   Merger, Purchase and Sale of Shares.   On the Closing
                           -----------------------------------
Date, on the terms and subject to the conditions hereinafter set forth:

                     (a) AMSC shall cause Merger Sub to be merged with and into MAA (the "Merger") such that (i) each issued and outstanding share of capital stock of Merger Sub prior to the Merger shall be converted into one MAA Share, and (ii) any MAA Shares issued and outstanding prior to the Merger shall be converted into the right to receive the MAA Purchase Price to be delivered in exchange therefor, such that following the Merger, MAA shall be a wholly-owned subsidiary of AMSC. The certificate of incorporation of Merger Sub, as in effect on the date of the Merger shall be the certificate of incorporation of MAA. Immediately following the Merger, AMSC shall transfer all of the MAA Shares to Purchaser.

                      (b) Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, all of the MAI Shares free and clear of all Liens, subject to release by the Escrow Agent of the MAI Purchase Price to Seller, pursuant to the terms of the Escrow Agreement.

             Section 2.2 MAI Purchase Price and MAA Purchase Price. The purchase
                         -----------------------------------------
prices to be paid by AMSC and Purchaser for the MAI Shares and the MAA Shares shall be paid on the Closing Date as follows: (A) for the MAI Shares, by depositing with the Escrow Agent Fifty Million Dollars ($50,000,000) in immediately available funds, subject to adjustment pursuant to Sections 2.3 and
2.4 below (the "MAI Purchase Price"), payable by the Escrow Agent to Seller upon receipt by the parties of a Final Order from the FCC with respect to the FCC Authorization; and (B) with respect to the MAA Shares acquired pursuant to the terms of Section 2.1(a), by AMSC delivering to Seller 6,549,217 shares of AMSC Common Stock (the "Consideration Shares") having, in the aggregate, a Market Value as of the date hereof of Fifty Million Dollars ($50,000,000), subject to adjustment pursuant to Sections 2.3 and 2.4 below (the "MAA Purchase Price"), to Seller; provided, however, that the total number of Consideration Shares shall not exceed 19.95% of the total number of shares of AMSC Common Stock outstanding as of the Closing Date (including the Consideration Shares), and, in such case, AMSC shall also deliver to Seller, AMSC Warrants to purchase that number of shares of AMSC Common Stock equal to the difference between (i) the number of Consideration Shares which would be delivered but for this proviso and (ii) that number of shares equal to 19.95% of the total number of shares of AMSC Common Stock outstanding as of the Closing Date.

             Section 2.3 Purchase Price Adjustments.  The MAI Purchase Price and
                         --------------------------
the MAA Purchase Price shall each be decreased by 50% of the negative difference between the Closing Working Capital and $7,300,000. Seller shall estimate the Closing Working Capital in good faith (the "Estimated Working Capital") and deliver such estimate to Buyer not less than five Business Days prior to the Closing Date. At Closing, (i) the cash payment of the MAI Purchase Price shall be $50,000,000 minus 50% of the negative difference between the Estimated Working Capital and $7,300,000 (the "Closing Cash Payment"), and (ii) the shares of AMSC Common Stock delivered in payment of the MAA Purchase Price shall be 6,549,217 minus such number of shares having, in the aggregate, a Market Value as of the date hereof equal to 50% of the negative difference between the Estimated Working Capital and $7,300,000 (the "Closing Stock Payment"). For purposes of this Agreement, the term "Closing Working Capital" shall mean the lesser of $7,300,000 and the actual working capital of ARDIS, on a consolidated basis, as of the Closing Date determined from the books and records of ARDIS in accordance with past practice and, to the extent not inconsistent therewith, GAAP; provided, however, that in no event shall the proceeds referenced in
Section  5.16  hereof be  included in the  calculation  of the  Closing  Working
Capital.

             Section 2.4  Post-Closing Purchase Price Adjustment.
                          --------------------------------------

                      (a) Not more than 60 days after the Closing, Purchaser shall prepare and deliver to Seller a schedule (the "Working Capital Schedule") showing (i) the calculation of the actual Closing Working Capital of ARDIS; (ii) the amount, if any, by which the Closing Working Capital exceeds the Estimated Working Capital (a "Reconciliation Adjustment in Favor of Seller"); and (iii) the amount, if any, by which the Estimated Working Capital is less than the Closing Working Capital (a "Reconciliation Adjustment in Favor of Purchaser").

                      (b) The proposed actual Closing Working Capital shown in the Working Capital Schedule shall become final and binding upon the parties unless, within 30 days of delivery of the Working Capital Schedule, Seller shall notify Purchaser of its objection thereto. If within 30 days following the receipt of such notice by Seller any of such differences shall not have been resolved, such unresolved issues shall be referred to a nationally recognized firm of independent certified public accountants, mutually acceptable to the parties, for resolution, whose opinion thereon and the resulting actual Closing Working Capital shall be final, binding and not subject to any appeal. The fees and expenses of such public accounting firm shall be paid one-half by Purchaser and one-half by Seller.

                      (c)  On the applicable date referred to in Section 2.4(d),
(i) if there is a Reconciliation  Adjustment in Favor of Seller, Purchaser shall
(x) pay to Seller a cash amount equal to 50% of the Reconciliation Adjustment in Favor of Seller and (y) deliver to the Seller a certificate evidencing such number of shares of AMSC Common Stock having, in aggregate, a Market Value on the Closing Date equal to 50% of the Reconciliation Adjustment in Favor of Seller; and (ii) if there is a Reconciliation Adjustment in Favor of Purchaser, Seller shall (i) pay to Purchaser a cash amount equal to 50% of the Reconciliation Adjustment in Favor of Purchaser and (y) deliver to the Purchaser a stock certificate endorsed in blank such number of shares of AMSC Common Stock having, in aggregate, a Market Value on the Closing Date equal to 50% of the Reconciliation Adjustment in Favor of Purchaser. Any such payment is hereinafter referred to as a "Final Payment." In the event that the Escrow Agent holds any cash at the time of the Final Payment, such payment to the Seller or such payment by the Seller, as applicable, shall instead be made to or by the Escrow Agent. Notwithstanding the foregoing, in the event that any issuance to Seller of shares of AMSC Common Stock under this Section 2.4 would, when taken together with the issuance to Seller of shares of AMSC Common Stock under Section 2.2, cause the number of such shares issued to Seller in the aggregate to exceed 19.95% of the total number of shares of AMSC Common Stock outstanding as of the date of the proposed issuance of shares under this Section 2.4(c) (including the shares to be so issued), AMSC shall deliver to Seller AMSC Warrants to purchase that number of shares of AMSC Common Stock equal to the difference between (i) the number of total shares which would be delivered pursuant to Section 2.2 and this Section 2.4 but for this sentence and (ii) that number of shares equal to 19.95% of the total number of shares of AMSC Common Stock outstanding as of the Closing Date.

                      (d) Any Final Payment shall be made as follows: (i) the cash portion of any Final Payment shall be made by wire transfer of immediately available funds within 5 Business Days after its determination in accordance with this Section 2.4, to an account specified by the party to receive such Final Payment; and (ii) the portion of any Final Payment payable in AMSC Common Stock shall be made by transferring the stock certificate(s) representing such shares (and, if applicable, stock powers executed in blank), within five Business Days after its determination in accordance with this Section 2.4, to the party to receive such Final Payment. All such shares shall be delivered free and clear of any Liens.

             Section  2.5  Closing  Place,  Date and Time.  The  closing  of the
                           ------------------------------
purchase and sale of the Shares (the "Closing") shall take place at the offices of Arnold & Porter, 555 12th Street, N.W., Washington, D.C. 20004 or at such other place as Seller and Purchaser may agree, upon the effective date of the FCC Authorization, or if Seller and Purchaser otherwise agree, then the Closing shall take place at such later time and date as may be mutually agreed upon in writing by the Seller and Purchaser. All transactions shall be deemed to take effect at close of business, local time, on the effective date of the FCC Authorization or such other time and date as may be mutually agreed upon by Seller and Purchaser (such time and date or such other time and date being referred to herein as the "Closing Date").

             Section 2.6  FCC Authorization and Final Order.
                          ---------------------------------

                      (a)  FCC Authorization. Upon grant of a consent by the FCC
                           -----------------
sufficient to authorize transfer of the Shares to Purchaser and to permit Purchaser to operate the businesses of ARDIS and the Other Subsidiaries (the "FCC Authorization"), and satisfaction or waiver of the representations, warranties and covenants herein, the parties shall hold the Closing on the Closing Date; provided, however, that in the event either Seller or Purchaser obtains an opinion of legal counsel, in substance and in form, and from counsel, reasonably satisfactory to the other party, that there exists a material likelihood that the FCC will issue an adverse Final Order with respect to the FCC Authorization (an "Adverse Legal Opinion"), the Closing shall not take place until receipt of a Final Order of the FCC.

                      (b)  Favorable  Final Order.  Upon  receipt by the parties
                           ----------------------
of a Final Order from the FCC granting consent with respect to the FCC Authorization, the MAI Purchase Price shall be released by the Escrow Agent to the Seller in accordance with the terms of the Escrow Agreement.


             Section 2.7 Deliveries at the Closing.
                         -------------------------

                      (a) At the Closing, Purchaser and AMSC shall deliver the following:

                              (i)   to the Escrow Agent, the MAI  Purchase Price
in immediately available funds, pursuant to the terms of the Escrow Agreement;

                              (ii)  to   the  Seller, the  MAA  Purchase  Price,
represented by one or more certificates evidencing AMSC Common Stock and, if applicable, AMSC Warrants;

                              (iii) to  Seller, certified  copies of resolutions
duly adopted by AMSC and Purchaser constituting all necessary corporate authorization for the consummation by AMSC and Purchaser of the transactions contemplated by this Agreement;

                              (iv)  to  Seller,  certified   copies  of  meeting
minutes and resolutions duly adopted by the shareholders of AMSC Common Stock approving the transactions contemplated herein, as and to the extent required under the Rules of the National Association of Securities Dealers, Inc. ("NASD") (the "AMSC Shareholder Approval");

                              (v)   to  Seller,  the  certificate  required  by
Section 6.2(d);

                              (vi)  to  Seller,  certificates  of incumbency for
all relevant officers or directors of AMSC and Purchaser executing this Agreement and any other documents pursuant to this Agreement;

                              (vii) to Seller, an opinion or opinions of counsel
to AMSC and Purchaser in form and substance reasonably satisfactory, including opinions with respect to the due organization and good standing of AMSC and Purchaser, due authorization of AMSC and Purchaser to consummate and perform their respective obligations under the Agreement and Collateral Agreements, and the due authorization and valid issuance of the AMSC Common Stock to Seller;

                              (viii) to Seller, an executed  Registration Rights
Agreement; and

                              (ix) to Seller, such other documents, instruments,
certificates and writings as reasonably may be requested by Seller at least three Business Days prior to the Closing.

                      (b) At the Closing, Seller shall deliver the following:

                              (i)  to  the  Purchaser,  the  stock  certificates
representing all of the Shares, endorsed in blank or accompanied by duly executed instruments of transfer;

                              (ii)  to  AMSC  and  Purchaser,  the  certificates
required by Section 6.1(d);

                              (iii)  to  AMSC and Purchaser, certified copies of
the certificate of incorporation and by-laws or comparable organizational documents of MAA, MAI and each of the Subsidiaries and evidence of good standing of each in its respective jurisdiction of incorporation and in each jurisdiction where each is qualified to transact business as a foreign corporation;

                              (iv) to  AMSC  and  Purchaser, the  written
resignations effective as of the Closing Date of all directors and officers of MAA, MAI and each of the Subsidiaries;

                              (v)  to  AMSC  and  Purchaser, the  minute  books,
corporate seals and stock ledger, or analogous documents, of MAA, MAI and each of the Subsidiaries together with certificates evidencing all of the outstanding shares of stock, or other comparable evidence of ownership interest, issued by each of the Subsidiaries;

                              (vi) to AMSC and Purchaser, an opinion or opinions
of counsel to Seller in form and substance reasonably satisfactory, including opinions with respect to the due organization and good standing of Seller, MAA, MAI and the Subsidiaries, due authorization of Seller, MAI and MAA to consummate and perform their respective obligations under the Agreement and Collateral Agreements, and the due authorization and valid issuance of the MAA Shares and MAI Shares to Seller;

                              (vii) to AMSC and Purchaser, such other documents,
instruments, certificates and writings as reasonably may be requested by AMSC or Purchaser at least three Business Days prior to the Closing.

             Section 2.8  Deliveries Post-Closing.  Within  15  Business Days of
                          -----------------------
the Closing Date, Seller shall deliver to Purchaser the Closing Financial Statements.



                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES
                               OF SELLER

             Seller hereby  represents  and warrants as follows to Purchaser and
AMSC:

             Section 3.1  Organization and Good Standing.
                          ------------------------------

                    (a) MAA, MAI and each of the Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and each has the full corporate or partnership power to conduct its business as presently conducted and to own and operate the assets and properties now owned and operated by it. Section 3.1(a) of the Disclosure Schedule sets forth the full name of each of the Subsidiaries and the state of organization of MAA, MAI and each of the Subsidiaries and each other jurisdiction in which MAA, MAI or the Subsidiaries is qualified to do business. Except as set forth in Section 3.1(a) of the Disclosure Schedule, MAA and MAI and each of the Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which qualification is required as set forth in Section 3.1(a) of the Disclosure Schedule except, in each case, to the extent that the failure to be so qualified is not reasonably expected to have a Material Adverse Effect.

                    (b) Neither MAA nor MAI has any subsidiaries or owns any shares of any corporation or has any ownership or other investment interest, either of record, beneficially, or equitably, in any association, partnership, joint venture or other legal entity other than the 50% general partnership interest each of MAA and MAI owns in ARDIS Holding. ARDIS Holding does not own any subsidiaries or own any shares of any corporation and does not have any ownership or other investment interest, either of record, beneficially, or equitably, in any association, partnership, joint venture or other legal entity other than its ownership of all of the issued and outstanding stock of Radio Data Network Holding Corporation and its ownership of all of the issued and outstanding general partnership interest in ARDIS which is not owned by Radio Data Network Holding Corporation. Radio Data Network Holding Corporation does not own any subsidiaries or own any shares of any corporation and does not have any ownership or other investment interest, either of record, beneficially, or equitably, in any association, partnership, joint venture or other legal entity other than its ownership of all of the issued and outstanding general partnership interest in ARDIS which is not owned by ARDIS Holding. ARDIS does not own any subsidiaries or own any shares of any corporation and does not have any ownership or other investment interest, either of record, beneficially, or equitably, in any association, partnership, joint venture or other legal entity.

                    (c) Section 3.1(c) of the Disclosure Schedule lists the directors and officers of MAA, MAI and each of the Subsidiaries. Seller has caused to be delivered to Purchaser true and complete copies of the certificate of incorporation and bylaws of MAA and MAI, the comparable organizational documents of each of the Subsidiaries, and, to the extent that they relate to the period from January 1, 1995 to the date hereof, the records of meetings of their respective stockholders, members or partners, as the case may be, board of directors, managers and any committees of their respective board of directors or managers, and all of the stock record books for all periods of MAA and MAI. Neither MAA, MAI nor any of the Subsidiaries is in default under or in violation of any provision of its certificate of incorporation, bylaws or comparable organizational documents.

             Section  3.2  Authority;   No  Required  Consents  or  Governmental
                           -----------------------------------------------------
Authorizations; No Breach of Statute or Contract; Enforceability.
----------------------------------------------------------------

                    (a) Seller, MAA and MAI each has the full power and lawful authority to execute and deliver this Agreement and all Collateral Agreements related hereto and to consummate and perform the transactions contemplated hereby in the manner herein provided. The execution and delivery of this Agreement and all Collateral Agreements related hereto by Seller, MAA and MAI and the consummation and performance by Seller, MAA and MAI of the transactions contemplated hereby in the manner herein provided have been duly and validly authorized by all necessary corporate action.

                    (b) Except as set forth in Section 3.2(b) of the Disclosure Schedule (each such item being a "Required Consent"), and except for approvals, consents or authorizations of, or filings with or notices to any governmental agency or body or any other third party that may be required in connection with the issuance of AMSC Common Stock or AMSC Warrants as contemplated hereby, neither the execution and delivery by Seller, MAA and MAI of this Agreement or all Collateral Agreements related hereto nor the consummation and performance by Seller, MAA and MAI of the transactions contemplated hereby in the manner herein provided (i) requires the approval, consent or authorization of, or any filing with or notice to, any federal, state, local or other governmental agency or body or any other third party, other than (A) approvals, consents, authorizations, filings or notices of a character such that a failure to obtain them would, reasonably be expected to have a Material Adverse Effect or otherwise hinder the consummation of the transactions contemplated hereby and
(B) approvals, consents, authorizations, filings or notices which have been obtained, made or given, or (ii) conflicts with or will result in an uncured or unwaived breach or violation of any term or provision of, constitutes a default under or will cause the acceleration of any payments pursuant to (A) the certificates of incorporation, charters or By-laws, or comparable organizational documents of MAA, MAI or any of the Subsidiaries, (B) any indenture, mortgage, deed of trust, lease, note or note agreement or any other agreement or instrument to which Seller, MAA, MAI or any of the Subsidiaries is a party or by which Seller, MAA, MAI or any of the Subsidiaries or any of their assets or properties is bound, (C) any governmental license, franchise, permit or other authorization held by Seller, MAA, MAI or any of the Subsidiaries or (D) any law, judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or body applicable to Seller, MAA, MAI or any of the Subsidiaries the breach or violation of which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise prevent the consummation of the transactions contemplated hereby.

                    (c)  This   Agreement   constitutes,   and  all   Collateral

Agreements related hereto will be, when executed and delivered by Purchaser, assuming the enforceability of this Agreement and such Collateral Agreements upon Purchaser, valid and binding obligations of Seller, MAA and MAI, and will be enforceable against Seller, MAA and MAI in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

             Section 3.3  Ownership of Shares.  The Shares are  owned  by Seller
                          -------------------
beneficially and of record, free and clear of all Liens.


             Section 3.4  Capitalization of MAA, MAI and the  Subsidiaries.  The
                          ------------------------------------------------
authorized capital stock of MAA consists of 1,000 shares of Common Stock, 1,000 of which shares are issued and are outstanding on the date hereof. The authorized capital stock of MAI consists of 1,000 shares of Common Stock, 1,000 of which shares are issued and are outstanding on the date hereof. All of the Shares have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. They are owned beneficially and of record as shown in Section 3.4 of the Disclosure Schedule. There are no preemptive rights with respect to any of the Shares. The authorized capital stock of each of the corporate Subsidiaries and the ownership of each Subsidiary's respective capital interests, are as shown in Section 3.4 of the Disclosure Schedule. The percentage ownership interests in each of the non-corporate Subsidiaries are as shown in Section 3.4 of the Disclosure Schedule. All of the outstanding ownership interests of the Subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. There are no preemptive rights with respect to any such ownership interests. Except as shown in Section 3.4 of the Disclosure Schedule, each of MAA and MAI owns their respective interests in each Subsidiary beneficially and of record free and clear of all Liens. There are no outstanding agreements, subscriptions, options, warrants, convertible securities, calls, commitments or rights of any kind (contingent or otherwise) pertaining to the issuance or purchase of any securities of MAA, MAI or any of the Subsidiaries.

             Section  3.5  Corporate  Records.  Purchaser  and  AMSC  have  been
                           ------------------
provided with current, correct and complete copies of all charter documents or partnership agreements, as the case may be, of MAA, MAI and the Subsidiaries, respectively, including all amendments thereto and restatements thereof. The stock record books, or comparable ownership record books, of MAA, MAI and of each of the Subsidiaries, respectively, are also current, correct and complete and reflects the issuance of all of the Shares to Seller. All existing minutes of meetings and resolutions of MAA, MAI and the Subsidiaries have been provided to Purchaser and AMSC and are correct, and there have been no other actions or proceedings of MAA's, MAI's or any Subsidiary's shareholders, members or partners, as the case may be, or boards of directors, managers or committees thereof of a nature which would have to be disclosed under this Agreement that has not been so disclosed.


             Section 3.6  Employee Benefit Plans.
                          ----------------------

                      (a) Section 3.6(a) of the Disclosure Schedule contains a true and complete list of the Benefit Plans. Neither MAA, MAI, nor any Subsidiary has any formal plan or commitment, whether legally binding or not, to create any additional plan or modify or change any existing Benefit Plan that would affect any employee or director or former employee or former director of MAA, MAI or any Subsidiary.

                         (b) With respect to each of the Benefit  Plans,  Seller
has heretofore delivered to AMSC true and complete copies of each of the following documents: (i) the Benefit Plan and related documents (including all amendments thereto); (ii) the two most recent annual reports, financial statements, and actuarial reports, if any; (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such Benefit Plan, and all material employee communications relating to such Benefit Plan; and (iv) the most recent determination letter received from the IRS with respect to each Benefit Plan that is intended to be qualified under the Code and all material communications to or from the IRS or any other governmental or regulatory authority relating to each Benefit Plan.

                         (c) No  liability  under  Title  IV of  ERISA  has been
incurred by ARDIS or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to MAA, MAI or any Subsidiary of incurring a liability under such Title. None of the Benefit Plans is subject to Title IV of ERISA.

                         (d) Neither MAA, MAI nor any Subsidiary, nor any of the
Benefit Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which MAA, MAI, or any Subsidiary could incur, either directly or indirectly, liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code or any other liability or cost.

                         (e)  Full  payment  has been  made,  or will be made in
accordance with Section 404(a)(6) of the Code, of all amounts that ARDIS or any ERISA Affiliate is required to pay under Section 412 of the Code or under the terms of the Benefit Plans, and all amounts that have not been paid by MAA, MAI or any Subsidiary under the Benefit Plans are properly accrued through the Closing Date and recorded on the Closing Financial Statements.

                         (f) None of the Benefit Plans is a Multiemployer  Plan,
a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

                         (g) Each of the  Benefit  Plans that is  intended to be
"qualified" within the meaning of Section 401(a) of the Code is so qualified, and a determination letter to that effect has been issued by the IRS with respect to each such Benefit Plan. Each of the Benefit Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements. Each of the Benefit Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

                         (h) There are no actions,  suits or claims pending, or,
to the knowledge of Sellers, threatened or anticipated (other than routine claims for benefits) against any Benefit Plan, the assets of any Benefit Plan or against ARDIS or any ERISA Affiliate with respect to any Benefit Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Benefit Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or threatened audits or investigations by any governmental body, commission or agency involving any Benefit Plan.

                         (i)  No  Benefit  Plan  provides  benefits,   including
without limitation death or medical benefits (whether or not insured), with respect to current or former employees or directors after retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefit or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the ARDIS Balance Sheet or (iv) benefits, the full cost of which is borne by the current or former employee or director (or his beneficiary)).

                         (j)  None  of the  assets  of  the  Benefit  Plans  (i)
constitute employer real property or employer securities (within the meaning of Section 407(d) of ERISA), or (ii) are invested in any property, security or other ownership interest that is not publicly traded.

                         (k) The consummation of the  transactions  contemplated
by this Agreement will not (i) entitle any current or former employee or director of MAA, MAI, or any Subsidiary to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee or director, or (iii) renew or extend the term of any agreement regarding compensation for any such current or former employee or director. On and after January 1, 1997, except as set forth on Section 3.6(k) of the Disclosure Schedule no employee or former employee of MAA, MAI or any of the Subsidiaries has become covered by, or a participant in, the ARDIS Supplemental Executive Retirement Plan, Long-Term Incentive Plan, or Retention Bonus Plan.

               Section  3.7  Broker's  or  Finder's  Fees.  No  agent,   broker,
                             ----------------------------
investment banker, person or firm acting on behalf of Seller or under its authority is or will be entitled, directly or indirectly, to collect from or otherwise hold Purchaser, AMSC, MAA, MAI or any of the Subsidiaries liable for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated herein.


             Section 3.8 Financial Statements.  (a) The Financial Statements are
                         --------------------
complete copies of all of which have been delivered to Purchaser, present fairly in all material respects the financial position and assets and liabilities of ARDIS Holding as of their respective dates, and the results of its operations for the fiscal periods then ended, in conformity with GAAP provided, however, that the Interim Financial Statements are subject to normal, year-end adjustment and lack footnotes and other presentation items. On the Closing Date, the consolidated balance sheet of ARDIS Holding as of December 31, 1997, the related consolidated statements of income and retained earnings and notes thereto for the 12-month period then ended, examined by KPMG Peat Marwick, independent certified public accountants, a complete copy of which shall have been delivered to Purchaser prior to the Closing Date, shall present fairly in all material respects the financial position and assets and liabilities of ARDIS Holding as of December 31, 1997, and the results of its operations for the fiscal period then ended, in conformity with GAAP. All references in this Agreement to the "ARDIS Balance Sheet Date" shall be deemed to refer to September 30, 1997; provided, however, that on the Closing Date all references in this Agreement to the "ARDIS Balance Sheet Date" shall be deemed to refer to the audited December 31, 1997.

                    (b) Neither Seller nor any other Person regularly compiles, maintains or prepares financial statements for MAI or MAA. Each of MAA, MAI, ARDIS Holding and Radio Data Network Holding Corporation undertakes no regular financial or business activities and has no material assets other than its ownership interests in the Subsidiaries.

          Section 3.9 Accounts  Receivable.  All accounts receivable included in
                      --------------------
the calculation of the actual Closing Working Capital pursuant to Section 2.4 will have arisen only in the ordinary course of business, consistent with past practice, and will not be subject to defenses, set-offs or counterclaims. All of such accounts receivable are generally due within 30 days after being accrued on the books of ARDIS. The allowance for such doubtful accounts in the calculation of the actual Closing Working Capital pursuant to Section 2.4 has been determined in accordance with GAAP.

          Section 3.10 Absence of Undisclosed  Liabilities.  Except as disclosed
                       -----------------------------------
in Section 3.10 of the Disclosure Schedule or elsewhere in this Agreement or the Disclosure Schedule, neither MAA nor MAI has any liabilities or obligations, either accrued, absolute, contingent or otherwise. Except as disclosed in
Section 3.10 of the Disclosure Schedule or elsewhere in this Agreement or the Disclosure Schedule, none of the Subsidiaries has any liabilities or obligations, either accrued, absolute, contingent or otherwise, except:

                    (a) those liabilities or obligations set forth on the ARDIS Balance Sheet and not heretofore paid or discharged;

                    (b) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on the Disclosure Schedule or not required to be disclosed because of the term or amount involved or otherwise; and

                    (c) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the ARDIS Balance Sheet Date.

             For purposes of this Section, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

             Section 3.11   Existing  Condition.  Except as disclosed in Section
                            -------------------
3.11 of the Disclosure Schedule, since December 31, 1996 in the case of MAA and MAI and since the ARDIS Balance Sheet Date in the case of the Subsidiaries, neither MAA, MAI nor any of the Subsidiaries has:

                    (a) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

                    (b) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or is reasonably expected to cause a Material Adverse Effect;

                    (c) sold, assigned or transferred any of its assets or properties except in the ordinary course of business consistent with past practice;

                    (d) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected to any Lien, conditional sales contract or other encumbrance of any nature whatsoever any of its assets or properties, other than Permitted Liens;

                    (e) made or suffered any material amendment or any termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any debts or claims held by it, other than in the ordinary course of business consistent with past practice;

                    (f) suffered any damage, destruction or loss, whether or not covered by insurance which has had a Material Adverse Effect or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility services required to conduct its business and operations;

                    (g) suffered any Material Adverse Change after taking into account all disclosures set forth on the Disclosure Schedule;

                    (h) received notice or has knowledge of any actual or threatened labor, union organizing effort, strike or other occurrence, event or condition or any similar character which has had or could reasonably be expected to have a Material Adverse Effect;

                    (i) received any notice or has any knowledge of any basis for assertions of liability, claims, causes of action, charges, suits, complaints, administrative proceedings, government investigations or proceedings, arbitrations or other proceedings pending or threatened against MAA, MAI or any of the Subsidiaries relating to any current or former employee or director of MAA, MAI or any of the Subsidiaries, or any federal, state or local laws and regulations thereunder or the common law relating to employment or employment practices of MAA, MAI or any of the Subsidiaries;

                    (j) made any capital expenditure or capital addition or betterment except such as may be involved in ordinary repair, maintenance and replacement of its assets;

                    (k) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its shareholders, partners, directors, officers or employees, or made any increase in, or any addition to, other benefits to which any of its shareholders, partners, directors, officers or employees may be entitled other than in the ordinary cause of business;

                    (l) changed any of the accounting principles followed by it or the methods of applying such principles; or

                    (m) entered into any transaction other than as contemplated by this Agreement or in the ordinary course of business consistent with past practice.

             Section 3.12 Title to Properties; Leasehold Interests. MAA, MAI and
                          ----------------------------------------
each of the Subsidiaries has valid title to all of its properties and assets, real, personal and mixed, including all Real Property, and all of such properties and assets free and clear of all Liens, except Permitted Liens and those items disclosed in Section 3.12 of the Disclosure Schedule. All leases, licenses, permits and authorizations in any manner related to the real or personal properties used by MAA, MAI or any of the Subsidiaries and all other instruments, documents and agreements pursuant to which MAA, MAI or any of the Subsidiaries has obtained the right to use any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such instruments, documents or agreements any existing default or event which with notice or lapse of time, or both, would constitute a default and in respect of which MAA, MAI or any of the Subsidiaries has not taken adequate steps to prevent a default from occurring.

               Section  3.13  Condition  of  Tangible  Assets.  All  buildings,
                              -------------------------------
structures, facilities, automobiles, trucks, other vehicles, machinery, equipment and other material items of tangible personal property owned or operated by MAA, MAI or any of the Subsidiaries are usable in the regular and ordinary course of business of MAA, MAI or the Subsidiaries and conform in all material respects to all applicable laws, ordinances, codes, rules and regulations relating to their construction, use and operation. The failure, if any, of such buildings, structures, facilities, automobiles, trucks, other vehicles, machinery, equipment and other material items of tangible personal property to be in good operating condition, subject to normal wear and maintenance, is not reasonably expected to have a Material Adverse Effect.

             Section  3.14  Books of  Account.  The  books  of  account of ARDIS
                            -----------------
reflect all of its items of income and expense, and all of its assets, liabilities and accruals required to be reflected therein, in accordance with GAAP.

             Section  3.15  Litigation.  Except as listed in Section 3.15 of the
                            ----------
Disclosure Schedule, no litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of Seller, threatened against MAA, MAI or any of the Subsidiaries or their assets, properties or business, or the transactions contemplated by this Agreement. Other than as listed in Section 3.15 of the Disclosure Schedule, neither MAA, MAI nor any of the Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority.

             Section  3.16  Compliance  with  Law.  MAA,  MAI  and  each  of the
                            ---------------------
Subsidiaries has complied with each, and is not in violation of any, law, ordinance, or governmental rule or regulation to which they or their business, operations, assets or properties are subject and has not failed to obtain or to adhere to the requirements of any license, permit or authorization necessary to the ownership of its assets and properties or to the conduct of its business, which noncompliance, violation or failure to obtain or adhere to would reasonably be expected to have a Material Adverse Effect. Neither MAA, MAI, any of the Subsidiaries nor any officer, employee or agent thereof, or consultant thereto has unlawfully offered, paid, or agreed to pay, directly or indirectly, any money or anything of value to, or for the benefit of, any individual who is or was a candidate for public office, or an official or employee of any governmental or regulatory body or authority or an officer or employee of any client, customer or supplier of MAA, MAI or any of the Subsidiaries.

             Section 3.17 Environmental Matters.  Section 3.17 of the Disclosure
                          ---------------------
Schedule contains an accurate and complete description of all Environmental Liabilities, investigations, actions, proceedings of whatsoever nature, whether pending or to Seller's knowledge threatened, involving MAA, MAI or any of the Subsidiaries or their respective properties, assets, operations or businesses arising under any Environmental Law. Except as specified in Section 3.17 of the Disclosure Schedule: (a) the business of MAA, MAI and the Subsidiaries, the methods and means employed by MAA, MAI and the Subsidiaries in the operation thereof (including all operations and conditions at or in the properties of MAA, MAI and the Subsidiaries), and the assets owned, leased, held or operated by MAA, MAI and the Subsidiaries, comply in all material respects with all Environmental Laws; (b) MAA, MAI and the Subsidiaries have obtained all permits under Environmental Laws necessary to their operations, and all such permits are in good standing and MAA, MAI and the Subsidiaries are in compliance with all material terms and conditions of such permits; and (c) neither MAA, MAI nor any of the Subsidiaries has received (i) any written claim or notice of violation, lien, complaint, suit, order or other written claim or notice to the effect that it is or may be liable to any Person as a result of (A) the environmental condition of any of their respective properties or any other property, or (B) the release or threatened release of any Hazardous Materials, or (ii) any letter or request for information under Section 104 of CERCLA or comparable state laws, and to Seller's knowledge, none of the operations of MAA, MAI or the Subsidiaries are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release, of any Hazardous Material at MAA's, MAI's or the Subsidiaries' properties or at any other location, including any location to which MAA, MAI or the Subsidiaries have transported, or arranged for the transportation of, any Hazardous Materials.

             Section 3.18  Insurance.  Section 3.18 of the  Disclosure  Schedule
                           ---------
contains a correct and complete list of all insurance policies or binders of insurance held by or on behalf ARDIS relating to its business or any of its assets or properties (specifying the insurer, the amount of the coverage, the type of insurance, the risks insured and any pending claims thereunder). The policies and binders listed in Section 3.18 of the Disclosure Schedule hereto are duly in force as of the date hereof. There is no default with respect to any material provision contained in any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder. There are no outstanding unpaid premiums or claims. No notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy or binder has been received by MAA, MAI or any of the Subsidiaries. Section 3.18 of the Disclosure Schedule also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business and operations of MAA, MAI or any of the Subsidiaries.

             Section  3.19   Contracts  and  Commitments.   Except as listed and
                             ---------------------------
described in Section 3.19 of the Disclosure Schedule, neither MAA, MAI nor any of the Subsidiaries is a party to any written or oral:

                    (a) agreement, contract or commitment with any present or former shareholder, director, officer, employee or consultant or for the employment of any person, including any consultant pursuant to which payments thereunder are obligations of MAA, MAI or any Subsidiary which are not payable by Seller;

                    (b) agreement, contract, commitment or arrangement with any labor union or other representative of employees;

                    (c) agreement, contract, commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case $50,000 or more;

                    (d) agreement, contract, commitment to sell or supply products or to perform services, having with respect to revenues to be delivered or potential liabilities reasonably to be incurred in any one case $100,000 or more on an annual basis;

                    (e) agreement, contract, commitment not otherwise listed on the Disclosure Schedule and continuing over a period of more than twelve months from the date hereof or exceeding $100,000 in value;

                    (f) lease for office space under which MAA, MAI or any of the Subsidiaries is either the lessor or lessee;

                    (g) agreement, contract or commitment for any charitable or political contribution;

                    (h) agreement, contract, or commitment for any capital expenditure in excess of $100,000;

                    (i) agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any person, and neither Seller nor any officer or employee of ARDIS is subject to any such agreement, contract or commitment which would prohibit them from continuing their employment in the same capacity as that in which they currently perform services for ARDIS; or

                    (j) agreement, contract or commitment by or between MAA, MAI or any of the Subsidiaries and Seller or any Affiliate of Seller (other than MAA, MAI or any of the Subsidiaries).

             Except  as may be  disclosed  in  Section  3.19  of the  Disclosure
Schedule, to Seller's knowledge, each of the agreements, contracts, commitments, leases and other instruments, documents and undertakings listed on the Disclosure Schedule is in full force and effect; Seller, MAI, MAA or the Subsidiaries which are parties thereto, and, to the knowledge of Seller, all other parties thereto are in compliance with the provisions thereof and are not in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by MAI, MAA or the Subsidiaries or, to the knowledge of Seller, by any other parties thereto; and, except as may be disclosed on the Disclosure Schedule, to the knowledge of Seller, no such agreement, contract, commitment, lease or other instrument, document or undertaking, in the reasonable opinion of Seller, contains any contractual requirement with which there is a reasonable likelihood MAA, MAI, the Subsidiaries or any other party thereto will be unable to comply, assuming that MAA, MAI and the Subsidiaries continue in all material respects to be in the same financial condition as they are as of the date hereof.

             Section  3.20   Additional   Information.    Section  3.20  of  the
                             ------------------------
Disclosure Schedule, to the extent not described elsewhere in the Disclosure Schedule, contains accurate lists and summary descriptions of the following:

                    (a) all real property and interests in real property (including Realty Rights) owned, leased or otherwise held by MAA, MAI or any of the Subsidiaries other than antennae and transmitter sites (collectively, "Real Property") as of the date hereof which listing shall be updated as of the Closing, specifying which are owned, which are leased and which constitute Realty Rights and, (i) with respect to the owned Real Property, if any, specifying its cost or original value and the net book value as of the ARDIS Balance Sheet Date and (ii) with respect to leased or otherwise held Real Property, the current term of ownership and rental rate applicable thereto;

                    (b) all machinery, vehicles and equipment owned by MAA, MAI or the Subsidiaries which has an original cost of at least $50,000, specifying the cost thereof and the net book value thereof as of the ARDIS Balance Sheet Date;

                    (c) the names of all present officers and directors of MAA, MAI and each of the Subsidiaries;

                    (d) the names and addresses of every bank and other financial institution in which MAA, MAI or any of the Subsidiaries maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto;

                    (e) the names of all persons authorized to borrow money or incur indebtedness for borrowed money on behalf of MAA, MAI or any of the Subsidiaries or obligate MAA, MAI or any of the Subsidiaries as a guarantor with respect to indebtedness for borrowed money; and

                    (f) the names of all persons holding powers of attorney from MAA, MAI or any of the Subsidiaries and a summary statement of the terms thereof.

             Section 3.21  Intellectual Property.
                           ---------------------

                    (a) Section 3.21(a) of the Disclosure Schedule accurately lists all of the Intellectual Property owned by MAA, MAI or any of the Subsidiaries which has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, U.S. Copyright Office, or any similar governmental agency in any foreign country, as indicated in Section 3.21(a) of the Disclosure Schedule. Unless otherwise indicated in such Section 3.21(a), MAA, MAI or the Subsidiaries own the entire right, title and interest in and to such Intellectual Property (including, without limitation, the exclusive right to use and license the same). Except as set forth in Section 3.21(a) of the Disclosure Schedule, neither MAA, MAI nor any of the Subsidiaries has granted, any license or other right with respect to such Intellectual Property which does or which will, subsequent to the Closing, permit or enable any Person other than MAA, MAI or the Subsidiaries to use such Intellectual Property. To the knowledge of Seller, no such Intellectual Property or MAA's, MAI's or the Subsidiaries' use thereof, infringes or violates the rights of third parties. To the knowledge of Seller, MAA and MAI, except as indicated in Section 3.21(a) of the Disclosure Schedule, no Person is infringing upon any of the Intellectual Property listed in Section 3.21(a) of the Disclosure Schedule.

                    (b) Set forth in Section 3.21(b) of the Disclosure Schedule is a list of all Intellectual Property owned by third parties which is licensed to, or otherwise used in the business of, MAA, MAI or any of the Subsidiaries. All such Intellectual Property is licensed pursuant to valid written agreements. MAA's, MAI's or the Subsidiaries use of such listed Intellectual Property owned by Seller or any of its Affiliates (other than MAA, MAI or the Subsidiaries), does not infringe or violate the rights of third parties. Except only as set forth in Section 3.21(b) of the Disclosure Schedule, there is no pending or threatened written claim against MAA, MAI or any of the Subsidiaries, or to Seller's knowledge, the licensors of such licensed Intellectual Property asserting that any of such licensed Intellectual Property, or MAA's, MAI's or the Subsidiaries' use thereof, infringes or violates the rights of third parties or that MAA, MAI or any of the Subsidiaries is in breach of any such agreement.

                    (c) To the knowledge of Seller, MAA, MAI and the Subsidiaries own or have the right to use all Intellectual Property used in their businesses as conducted on the date hereof. Upon consummation of the transactions contemplated by this Agreement, MAA, MAI and the Subsidiaries will be entitled to continue to use all Intellectual Property used in the business of MAA, MAI or the Subsidiaries as it is used to conduct their business as of the Closing Date without any limitation, impairment or alteration thereof and without the payment of any fees or license or other payments. Section 3.21(c) of the Disclosure Schedule lists all written notices or claims received by MAA, MAI or any of the Subsidiaries which claim infringement by MAA, MAI or the Subsidiaries of any Intellectual Property which is claimed to be owned by any other person. To the knowledge of Seller, there is no basis for any such claim listed in Section 3.21(c) of the Disclosure Schedule.

              Section  3.22 No  Third  Party  Options.  There  are  no  existing
                            -------------------------
agreements, options, commitments or rights with, to or in any person to acquire any of MAA, MAI or any of the Subsidiaries' assets or properties or any interest therein, except for this Agreement and those contracts entered into in the normal course of business consistent with past practice for the sale of MAA's MAI's or any Subsidiary's products or services.


             Section 3.23  Tariffs; FCC Licenses; Non-FCC Authorizations.
                           ---------------------------------------------

                    (a) Section 3.23(a) of the Disclosure Schedule lists each tariff applicable to MAA, MAI or any of the Subsidiaries as of the date hereof, a true and correct copy of each of which has been or will be provided to Purchaser. Except as otherwise set forth in Section 3.23(a) of the Disclosure Schedule, (i) such tariffs stand in full force and effect, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, (ii) neither MAA, MAI nor any of the Subsidiaries is subject to, any restrictions or conditions applicable to such tariffs that limit or would limit the operation of its business (other than restrictions or conditions generally applicable to tariffs of that type). Neither MAA, MAI nor any of the Subsidiaries is in violation under the terms and conditions of any of its tariffs in any manner which could reasonably be expected to result in a Threshold Amount with respect to MAA, MAI or any of the Subsidiaries. Except as set forth in Section 3.23(a) of the Disclosure Schedule, there are no applications by MAA, MAI or any of the Subsidiaries or to Seller's knowledge, complaints, filings, orders or petitions by others or proceedings pending or threatened before the appropriate regulatory authority relating to the business or operations or regulatory tariffs of MAA, MAI or any of the Subsidiaries as of the date hereof.

                    (b) Section 3.23(b) of the Disclosure Schedule lists each FCC License held by MAA, MAI or any of the Subsidiaries as of the date hereof which list shall be updated as of the Closing Date. Except as otherwise set forth in Section 3.23(b) of the Disclosure Schedule, such FCC Licenses constitute all FCC Licenses necessary for the conduct of the business of MAA, MAI and each of the Subsidiaries as conducted and as anticipated as of the date hereof to be conducted in the 12 month period following the date hereof and thereafter as contemplated in material respects under the UPS Contract. Except as otherwise set forth in Section 3.23(b) of the Disclosure Schedule, each such FCC License is in full force and effect, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith. None of such FCC Licenses is subject to any restrictions or conditions except as set forth on Section 3.23(b) of the Disclosure Schedule that limit the operations of MAA, MAI or any of the Subsidiaries (other than restrictions or conditions generally applicable to licenses of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, the FCC Licenses are free from all security interests, liens, claims, or encumbrances of any nature whatsoever. Except as set forth in Section 3.23(b) of the Disclosure Schedule, there are no applications by MAA, MAI or any of its Subsidiaries or, to Seller's knowledge, complaints or petitions by others or proceedings pending or threatened before the FCC relating to the business or FCC Licenses of MAA, MAI or any of the Subsidiaries as of the date hereof or which could reasonably be expected to result in a Threshold Amount with respect to MAA, MAI or any of the Subsidiaries as of the Closing Date.

                    (c) Section 3.23(c) of the Disclosure Schedule lists all material Non-FCC Authorizations necessary for the conduct of the business of MAA, MAI and each of the Subsidiaries as of the date hereof which list shall be updated as of the Closing Date. Except as otherwise set forth in Section 3.23(c) of the Disclosure Schedule, each such material Non-FCC Authorization is in full force and effect. No event has occurred with respect to any such material Non-FCC Authorization which (i) permits, or after notice or lapse of time or both would permit, revocation or termination thereof, or (ii) would result in any other impairment of the rights of the holder of such Non-FCC Authorization.

             Section 3.24  Officer and Employee Compensation.  Section 3.24 of
                           ---------------------------------
the Disclosure Schedule lists each officer and employee of MAA, MAI and each of the Subsidiaries and such officer's or employee's corresponding annual compensation amount payable by any of MAA, MAI or any such Subsidiary as of December 31, 1997.


             Section  3.25  Indebtedness.  Neither  MAA,  MAI  nor  any  of  the
                            ------------
Subsidiaries is subject to any note, debenture, bond, conditional sale or equipment trust agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money (including, without limitation, loans to or from officers, directors, shareholders, or any members of their immediate families), any non-vendor financing arrangement with Seller or any Affiliate of Seller (other than the Subsidiaries), or any agreement or arrangement for a line of credit, or guarantee, pledge or undertaking of the indebtedness of any other Person.

             Section 3.26  Access; Sophistication; etc.
                           ----------------------------

                    (a) Purchaser and AMSC have furnished to Seller copies of their respective most recent financial statements and Seller in agreeing to accept the AMSC Common Stock has reviewed such documents and has relied only on
(i) the statements and information contained therein and (ii) the representations, warranties, terms and conditions of this Agreement.

                    (b) Seller acknowledges that all documents, books and records requested by Seller pertaining to Purchaser and AMSC have been made available for inspection by Seller and its agents and representatives; that Seller and its agents and representatives have had a reasonable opportunity to ask questions of and receive answers from Purchaser and AMSC or officers or employees acting on behalf of Purchaser and AMSC concerning the terms and conditions of the AMSC Common Stock and the business and prospects of Purchaser and AMSC. Seller and its respective agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the transactions contemplated hereby, to evaluate the merits and risks of accepting the AMSC Common Stock and to make an informed decision with respect thereto and such an evaluation and informed decision have been made.

             Section 3.27  Investment  Representation.  Seller is acquiring  the
                           --------------------------
shares of AMSC Common Stock to be received by Seller upon consummation of the sale of Seller's Shares to Purchaser for its own account for investment only and not with a view to making a distribution thereof within the meaning of the Securities Act of 1933, as amended. Seller agrees that it will not sell or transfer such shares of AMSC Common Stock, except in accordance with the terms of the legend set forth below, unless such shares are subsequently registered or an exemption from registration is available. Seller is aware that the shares of AMSC Common Stock it is receiving have not been registered under the Securities Act of 1933, as amended, or any state or other jurisdiction's securities laws, and that the shares of AMSC Common Stock must be held indefinitely unless subsequently registered or an exemption from such registration is available. Seller is aware that it will not be readily able to liquidate its shares of AMSC Common Stock. Seller understands and agrees that the shares of AMSC Common Stock to be received by Seller will bear legends substantially to the effect set forth below and that a stop transfer order may be placed with respect thereto.


             THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTRATION STATEMENTS UNDER SUCH LAWS ARE THEN IN EFFECT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS THEN APPLICABLE TO SUCH OFFER OR SALE.

             The shares of Common Stock represented by this certificate may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Registration Rights Agreement dated as of , 1998, a copy of which is on file at the office of the Corporation.



        ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF AMSC AND PURCHASER

             AMSC and Purchaser each hereby represents and warrants to Seller as follows:

             Section  4.1   Organization  and  Good  Standing.  Each of AMSC and
                            ---------------------------------
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power to conduct its business as presently or then conducted and to own and operate the assets and properties now or then owned and operated by it.


             Section  4.2  Authority;   No  Required  Consents  or  Governmental
                           -----------------------------------------------------
Authorizations or Breach of Statute or Contract; Enforceability.
---------------------------------------------------------------

                    (a) Each of AMSC and Purchaser has the full corporate  power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby in the manner herein provided. The execution and delivery of this Agreement by AMSC and Purchaser and the consummation and performance by AMSC and Purchaser of the transactions contemplated hereby in the manner herein provided has been duly and validly authorized by all necessary corporate or other action.

                    (b) The AMSC Common Stock when issued to Seller will be duly authorized, validly issued free and clear of all liens, pledges, claims, security interests, options or other encumbrances of any nature whatsoever.

                    (c) Except for the applicable requirements of the HSR Act, the AMSC Shareholder Approval and, to the knowledge of AMSC and Purchaser, the Required Consents, neither the execution and delivery by AMSC and Purchaser of this Agreement nor the consummation and performance by AMSC and Purchaser of the transactions contemplated hereby in the manner herein provided (i) requires the approval, consent or authorization of, or any filing with or notice to, any federal, state, provincial, local or other governmental agency or body or any other third party, other than (A) approvals, consents, authorizations, filings or notices of a character such that a failure to obtain, file or give them would not singly or in the aggregate have a material adverse effect on AMSC and Purchaser or otherwise impair or affect the validity of this Agreement or prevent or hinder the consummation of the transactions contemplated hereby and
(B) approvals, consents, authorizations, filings or notices which have been obtained, made or given, or (ii) conflicts with or will result in the uncured and unwaived breach or violation of any term or provision of, constitutes a default under or will cause the acceleration of any payments pursuant to (A) the Certificates of Incorporation or By-laws of AMSC and Purchaser, (B) any material indenture, mortgage, deed of trust, lease, note or note agreement or any other agreement or instrument to which either AMSC or Purchaser is a party or by which either AMSC or Purchaser or any of their respective assets or properties are bound, (C) any material governmental license, franchise, permit or other authorization held by either AMSC or Purchaser or (D) any law, judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or body applicable to either AMSC or Purchaser.

                    (d) This Agreement, when executed and delivered by Seller, MAA and MAI and assuming the enforceability of this Agreement upon Seller will be the valid and binding obligations of AMSC and Purchaser, and will be enforceable against AMSC and Purchaser in accordance with its terms, subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally.

                    (e) Except as set forth on Schedule 4.2, there are no (i) statutory, contractual or other preemptive rights with respect to the issuance or transfer of any shares of AMSC Common Stock or other securities of AMSC; (ii) outstanding options, warrants or rights to purchase, repurchase or otherwise subscribe for any equity securities, any securities convertible into or exchangeable for its capital stock or other ownership interests of AMSC (other than the issuance of AMSC Common Stock pursuant to this Agreement); (iii) obligations of AMSC, whether absolute or contingent, to issue or repurchase any shares of equity securities or other ownership interests or to share or make any payments based on its revenues, profits or net income; (iv) indebtedness or securities directly or indirectly convertible into any equity securities of AMSC; or (v) voting trusts, proxies, or any other agreements, restrictions or understandings with respect to the voting of the capital shares of AMSC or to any other aspect of AMSC's affairs (including any registration rights).

               Section  4.3  Broker's  or  Finder's  Fees.  No  agent,   broker,
                             ----------------------------
investment banker, person or firm acting on behalf of Purchaser, AMSC or under their authority is or will be entitled, directly or indirectly, to collect from or otherwise hold Seller, MAA, or MAI liable for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated herein.


             Section 4.4  Access; Sophistication; etc.
                          ----------------------------

                    (a) Seller, MAA and MAI have furnished to AMSC and Purchaser copies of their respective most recent financial statements and AMSC and Purchaser in agreeing to accept the Shares reviewed such documents and have relied only on (i) the statements and information contained therein and (ii) the representations, warranties, terms and conditions of this Agreement.

                    (b) Each of AMSC and Purchaser acknowledges that all documents, books and records requested by AMSC or Purchaser pertaining to MAA, MAI and the Subsidiaries have been made available for inspection by AMSC and Purchaser and their agents and representatives; that AMSC and Purchaser and their agents and representatives have had a reasonable opportunity to ask questions of and receive answers from Seller, MAA, MAI and the Subsidiaries or officers or employees acting on behalf of Seller, MAA, MAI or the Subsidiaries concerning the terms and conditions of the Shares and the business and prospects of MAI, MAA and the Subsidiaries. AMSC and Purchaser and their respective agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the transactions contemplated hereby, to evaluate the merits and risks of accepting the Shares and to make an informed decision with respect thereto and such an evaluation and informed decision have been made.

             Section 4.5 Investment  Representation.  Purchaser is acquiring the
                         --------------------------
Shares to be received by Purchaser upon consummation of the transactions contemplated herein for its own account for investment only and not with a view to making a distribution thereof within the meaning of the Securities Act of 1933, as amended. Purchaser agrees that it will not sell or transfer such Shares, except in accordance with the terms of the legend set forth below. Purchaser is aware that the Shares it is receiving have not been registered under the Securities Act of 1933, as amended, or any state or other jurisdiction's securities laws, and that the Shares must be held indefinitely unless subsequently registered or an exemption from such registration is available. Purchaser is aware that it will not be readily able to liquidate its Shares. Purchaser understands and agrees that the Shares to be received by Purchaser will bear a legend substantially to the effect set forth below and that a stop transfer order may be placed with respect thereto.

             THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE SECURITIES LAW OF ANY
             JURISDICTION AND MAY NOT BE TRANSFERRED UNTIL (A) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (B) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

             Section 4.6  SEC Filings; Financial Statements.
                          ---------------------------------

                    (a) AMSC has made available to Seller a complete and accurate copy of each report, schedule, registration statement and definitive proxy statement filed by AMSC with the SEC on or after January 1, 1996 (the "AMSC SEC Reports"), which are all the forms, reports and documents required to be filed by AMSC with the SEC since such date. The AMSC SEC Reports complied with the requirements of the Securities Act or the Exchange Act, as the case may be at the times they were filed (or if amended or superseded by a filing prior to the date of this Agreement then or the date of such filing).

                    (b) Each of the sets of consolidated financial statements (including, in case, any notes thereto) contained in the AMSC SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presents in all material respects the consolidated financial position of AMSC and its material subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year-end audit adjustments.

                    (c) AMSC has previously furnished to Seller a complete and correct copy of any amendments or modifications that have not yet been filed with the SEC but that are required to be filed in agreements, documents, or other instruments which previously had been filed by AMSC with the SEC pursuant to the Securities Act or the Exchange Act.

             Section 4.7  Absence of Certain Changes or Events.  Since September
                          ------------------------------------
30, 1997, there has not been (a) any change, or any development or combination of developments of which management of AMSC has knowledge, which has had or would reasonably be expected to have a material adverse effect on AMSC or (b) any damages, destruction or loss, whether or not covered by insurance which has had or would reasonably be expected to have a material adverse effect on AMSC.

             Section  4.8   Absence  of   Undisclosed  Liabilities.   Except  as
                            --------------------------------------
disclosed in the AMSC SEC Reports or in this Agreement, neither AMSC nor any of its Subsidiaries has liabilities or obligations, either accrued, absolute, contingent or otherwise, except:

                    (a) those liabilities or obligations set forth on the latest balance sheet in the AMSC SEC Reports and not heretofore paid or discharged;

                      (b) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan; and

                    (c) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the date of the latest balance sheet set forth in the AMSC SEC Reports. For purposes of this Section, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

             Section 4.9   Litigation.   Except  as  described  in  the AMSC SEC
                           ----------
Reports, no material litigation, arbitration, investigation, or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of AMSC, threatened against AMSC or any of its Subsidiaries. Other than as so described, neither AMSC nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction or decre

                          ARTICLE 5. CERTAIN AGREEMENTS

             Section 5.1 Conduct of the Business. From the date hereof until the
                         -----------------------
Closing Date, except as otherwise contemplated by this Agreement or disclosed in the Disclosure Schedule, Seller shall, and shall cause MAA, MAI, ARDIS and each of the Other Subsidiaries to, conduct their respective businesses in the ordinary course consistent with past practice and in such manner that, at the Closing, the representations and warranties of Seller shall be true and correct in all material respects, and until issuance of a Final Order, AMSC and Purchaser shall conduct the business of ARDIS in good faith. Without limiting the generality of the foregoing, except as otherwise contemplated by this Agreement, from the date hereof until the Closing Date, without the prior written consent of AMSC and Purchaser, Seller will not permit MAA, MAI or any of the Subsidiaries to:

                    (a) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (x) any additional partnership interests or shares of their capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any partnership interests or shares of their capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any partnership interests or shares of their capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any partnership interests or shares of their capital stock, or
(y) any other securities in respect of, in lieu of, or in substitution for, partnership interests or shares outstanding on the date hereof;

                    (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of their outstanding securities or, in the case of MAA or MAI, to pay any dividends (except for cash dividends) or make any other distributions to their respective shareholders;

                    (c) split, combine, subdivide or reclassify any shares of their capital stock;

                    (d) (i) grant any increases in the compensation of any of their directors, officers or employees, except in the ordinary course of business, (ii) pay or agree to pay any pension, retirement allowance or other material employee benefit not required by any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on the date hereof to any such director, officer or key employees, whether past or present, (iii) enter into any new or materially amend any existing employment agreement with any such director, officer or key employee, (iv) enter into any new or materially amend any existing severance agreement with any such director, officer or key employee, or (v) except as may be required to comply with applicable law, become obligated under any new Multiemployer Plan, Benefit Plan, severance plan or arrangement, which was not in existence on the date hereof or amend by any such plan or arrangement in existence on the date hereof if the effect thereof would be to enhance benefits thereunder;

                    (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of MAA, MAI or any of the Subsidiaries;

                    (f) make any acquisition by means of merger, consolidation or otherwise;

                    (g) adopt any amendments to their Partnership Agreement, Certificate of Incorporation, charter or By-Laws;

                    (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person (other than to any of the Subsidiaries or loans to their respective employees, in the ordinary course of business);

                    (i) engage in the conduct of any business other than telecommunications and related businesses;

                    (j) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of MAA, MAI or any of the Subsidiaries;

                    (k) operate in other than the usual, regular and ordinary course and in accordance with past practices and, to the extent consistent with such operation and with the other covenants contained herein, to use its good faith efforts to continue normal purchasing, payments of accounts payable, rental, leasing, renewal, financing, marketing, advertising, promotional and maintenance expenditures with respect to the business of MAA, MAI and the Subsidiaries; provided, Seller shall not on behalf of MAA, MAI or any of the Subsidiaries, and shall not permit MAA, MAI or any of the Subsidiaries to, accelerate or delay any payment of accounts payable, or bill any customer in advance beyond existing and usual contractual terms for services to be performed after the date hereof;

                    (l) except as otherwise contemplated in this Agreement, fail to maintain all authorizations and licenses materially necessary for the conduct by MAA, MAI or the Subsidiaries of their respective businesses in accordance with past custom and practice, including but not limited to failure to proceed with any actions necessary to ensure the build-outs referenced in the two FCC orders, each dated June 5, 1996, granting extensions of time to commence services (No. 7110-02);

                    (m) fail to maintain all insurance policies and binders shown in Section 3.18 of the Disclosure Schedule unless new or replacement insurance policies or binders with similar coverage are obtained;

                    (n) submit or file with, except as otherwise contemplated in this Agreement, or otherwise voluntarily participate as a party to any stipulation, pleading, filing or other proceeding with the FCC, any state public service commission, public utility commission or similar state agency, or any other regulatory authority with jurisdiction over MAA, MAI or the Subsidiaries where such stipulation, pleading, filing or other proceeding could reasonably be expected to result in a Threshold Amount with respect to MAA, MAI or any of the Subsidiaries or fail to notify AMSC promptly of any involuntary participation in any of the foregoing;

                    (o) enter into any contract, agreement, commitment or other binding arrangement that would result in a liability or financial commitment which in the aggregate exceeds $25,000, other than amounts reflected on MAA, MAI or any Subsidiary's capital or operating budgets; or

                    (p) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

             Section 5.2   Access  to  Information.   Subject to applicable law,
                           -----------------------
Seller, MAA and MAI will give AMSC and Purchaser, their counsel, financial advisors, auditors and other authorized representatives reasonable access during business hours after reasonable notice to the offices, properties, books and records of MAA, MAI and each of the Subsidiaries and will instruct the employees, counsel and financial advisors of Seller, MAA, MAI and the Subsidiaries to cooperate with AMSC and Purchaser in theinvestigation of MAA, MAI and the Subsidiaries.


             Section 5.3  Efforts; Further Assurances; Permits.
                          ------------------------------------

                    (a) Subject to the terms and conditions of this Agreement, each party will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including, without limitation, preparing and making any filings required to be made under applicable law. Each of the parties shall furnish to the other parties such necessary information and reasonable assistance as such other party may request in connection with the foregoing.

                    (b) In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, AMSC, Purchaser and Seller shall, and Seller shall cause the proper officers and/or directors of MAA, MAI and the Subsidiaries to, take all such necessary or desirable action.

                    (c) Upon AMSC's or Purchaser's request, Seller will use, and will cause MAA, MAI and the Subsidiaries to use, commercially reasonable efforts to assist AMSC and Purchaser in obtaining any permits, licenses or other authorizations necessary for AMSC's and Purchaser's operation of MAA, MAI and the Subsidiaries consistent with past practice after the Closing Date.

                    (d) In the event that at any time, any order, decree or injunction shall be entered which prevents or delays the consummation of any of the transactions contemplated by this Agreement, each party shall promptly use its best efforts to cause such order, decree or injunction to be reversed, vacated or modified in order to permit such transactions to proceed as expeditiously as possible.

             Section 5.4 Books and Records.  AMSC, Purchaser and Seller agree to
                         -----------------
retain for a period of three years or longer if otherwise required by law after the Closing Date, any and all Books and Records (hard copy, electronic or otherwise) related to MAA, MAI and the Subsidiaries and in the possession of Seller, MAA, MAI or the Subsidiaries for all periods through the Closing Date or related to the transactions contemplated hereby. Notwithstanding the foregoing, either party may notify the other of its desire to discontinue retention of specified documents in accordance with applicable record retention requirements during such period upon thirty days' written notice and such party may elect to assume custody thereof. In the event any party needs access to such Books and Records for purposes of verifying any representations and warranties contained in this Agreement, responding to inquiries from Governmental Entities, indemnifying, defending and holding harmless other parties hereto, in accordance with applicable provisions of this Agreement or any other legitimate business purpose, each party will allow representatives of the other parties access to such books and records upon reasonable notice during regular business hours for the sole purpose of obtaining information for use as aforesaid and will permit such other party to make such extracts and copies thereof as may be necessary or convenient and, if required for such purpose, to have access to and possession of original documents.

Within 15 Business Days after the Closing Date, Seller shall provide to Purchaser the Closing Financial Statements.

             Section 5.5  Governmental  Regulatory  Approvals.   As  promptly as
                          -----------------------------------
practicable after the date hereof, AMSC, Purchaser and Seller shall, and Seller shall cause MAA, MAI and the Subsidiaries to, file the required applications and notices with the appropriate Governmental Entities as necessary for consummation of the transactions contemplated by this Agreement (the "Regulatory Approvals"). To the extent transferable, Seller will transfer any existing Non-FCC Authorizations to Purchaser. Each party agrees to use its best efforts to obtain the Regulatory Approvals and the parties agree to cooperate fully with each other and with all Governmental Entities to obtain the Regulatory Approvals at the earliest practicable date.

             Section 5.6  FCC Consent.  As  promptly  as  practicable  after the
                          -----------
execution of this Agreement, the parties shall file all appropriate applications and requests with the FCC seeking, and shall use their best efforts to obtain,
(i) the FCC's consent to the transfer of control of the licensed Subsidiaries to Purchaser under the FCC Licenses (as listed in Section 3.23(b) of the Disclosure Schedule), and (ii) any necessary FCC waivers (all such consents or waivers are collectively referred to as "FCC Consents").

             Section 5.7 HSR Act Review.  As promptly as  practicable  after the
                         --------------
execution of this Agreement, the parties will make such filings as may be required by the HSR Act with respect to the sale contemplated by this Agreement. Thereafter, the parties will file as promptly as practicable any supplemental information that may be requested by the U.S. Federal Trade Commission or the U.S. Department of Justice pursuant to the HSR Act. The parties agree to cooperate in seeking early termination of the waiting periods under the HSR Act.

             Section 5.8  Registration Rights. The Seller and AMSC shall execute
                          -------------------
a registration rights agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement").

             Section 5.9 Lock-up.  Seller hereby agrees not to transfer,  except
                         -------
to a wholly-owned Affiliate of Seller and except pursuant to a Piggyback Registration under the Registration Rights Agreement (as defined therein) and except pursuant to Section 1 of that certain Participation Rights Agreement of even date herewith, any shares of AMSC Common Stock now owned or hereafter acquired by Seller during the one year period beginning on the Closing Date (the "Lock-up Period"). Seller further agrees, during the Lock-up Period, not to (nor will it permit any agent or Affiliate of Seller to) solicit, initiate or encourage any Acquisition Proposal or furnish any information to, or cooperate with, any Person, corporation, firm, or other entity with respect to an Acquisition Proposal, unless Seller obtains prior written consent from AMSC. As used herein, "Acquisition Proposal" means a proposal for a merger or other business combination involving AMSC or for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, AMSC. Seller shall promptly communicate to AMSC the terms of any Acquisition Proposal which it may receive during such Lock-up Period.

             Section 5.10  Nonsolicitation.  During the period  beginning on the
                           ---------------
date hereof and ending on the one-year anniversary of the Closing Date (the "Nonsolicitation Period"), Seller shall not, nor shall Seller permit any of its officers, directors, employees, Person it Controls, agents or other representatives to, directly or indirectly, without prior written consent of AMSC, (i) actively solicit any employee of, or (ii) actively solicit any employee who, within the six months prior to the date of such solicitation or hiring, had been an employee of, MAA, MAI or any of the Subsidiaries unless such employee's employment was terminated by or at the request of MAA, MAI or any Subsidiary. It is understood that generic advertising shall not constitute "active solicitation" for purposes of this Section 5.10. AMSC and Purchaser may seek injunctive relief to prevent any such violations during the Nonsolicitation Period and also may seek monetary damages in respect of any violations of this
Section 5.10.

Nothing in this Section 5.10 shall prevent Seller or any Person it controls from hiring any such employee so long as such hiring is not the result of the solicitation prohibited under this Section 5.10.

             Section 5.11  IBM Contract Renewal.   Seller shall  deliver to AMSC
                           --------------------
and Purchaser a fully executed renewal of the services contract by and between ARDIS and International Business Machines in substance and form reasonably satisfactory to Purchaser.


             Section 5.12  UPS  Contract.  Seller  shall  deliver  to  AMSC  and
                           -------------
Purchaser a fully executed services contract by and between ARDIS and United Parcel Service, substantially in substance and form as signed by UPS and previously provided to Purchaser (the "UPS Contract").

             Section 5.13  Escrow Agreement.  AMSC,  Purchaser  and Seller shall
                           ----------------
have executed the Escrow Agreement.

             Section 5.14 Employee  Transition.  Purchaser  shall provide,  as a
                          --------------------
general matter, compensation, benefits and continued employment generally comparable in the aggregate to those received by the employees of ARDIS prior to the Closing, consistent with Purchaser and AMSC's financial, structuring, and organizational considerations, including existing AMSC employee compensation considerations. Promptly after the date hereof and prior to the Closing, these compensation benefits and employment provisions will be presented to Seller. In the event that Purchaser terminates the employment of a Management Employee within 12 months after the Closing Date, Purchaser shall provide such Management Employee with the Severance Package (as defined below). Promptly after the date hereof and prior to the Closing, the substantial terms of the severance package for Management Employees shall (i) be presented to Seller and be reasonably acceptable to Seller and (ii) shall contain standard terms generally offered to management employees of similarly situated companies (the "Severance Package").

             Section 5.15   Updated Disclosure Schedule.   From  the date hereof
                            ---------------------------
until the Closing Date, Seller shall disclose to Purchaser and AMSC in writing any material variances from the representations and warranties contained in
Article 3 or Article 8 hereof promptly upon discovery thereof, and such disclosures shall update the Disclosure Schedule for purposes of Articles 3, 7 and 8.


             Section 5.16  Nextel Proceeds.   ARDIS  has  entered  into an Asset
                           ---------------

Purchase Agreement by and between ARDIS and Nextel West Corp., dated July 11, 1997, which provides for the acquisition of certain ARDIS business assets. The right of ARDIS to receive any and all proceeds under such agreement shall be deemed for all purposes to be assigned to Seller and (i) prior to the Closing, Seller shall be entitled to collect and keep such proceeds for its own account (and cause ARDIS to cooperate in such regard) and (ii) prior to Closing, Seller may cause the Company to assign to Seller for payment from Nextel West Corp. the proceeds from such agreement.


             Section 5.17 Non-Vendor  Intercompany Financing  Arrangements.  Any
                          ------------------------------------------------
non-vendor financing arrangement existing as of the Closing between Seller or any Seller Affiliate (other than the Subsidiaries), on the one hand, and MAA or MAI, on the other hand, is hereby cancelled and extinguished without any further obligations related thereto on the part of MAA or MAI. I.

             Section 5.18  Intercompany Agreements.  Notwithstanding anything to
                           -----------------------
the contrary in any agreement between Ardis or Motorola entered into at any time prior to the Closing Date:

                    (a) For the purpose of each such agreement, Seller hereby consents to the transactions contemplated by this Agreement.

                    (b) All such agreements shall continue in full force and effect notwithstanding the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, any provision limiting the application of any such agreement to ARDIS while it remains a subsidiary of Seller shall be without force or effect.

                    (c) After the Closing Date, ARDIS may assign or otherwise transfer any or all of its rights under any such agreements to AMSC or any Affiliate of AMSC that holds substantially all the assets of ARDIS, and if ARDIS does so, such agreements shall continue in full force and effect notwithstanding such transfer.



                                 ARTICLE 6. CONDITIONS TO CLOSING

             Section 6.1  Conditions to Obligation of Purchaser.  The obligation
                          -------------------------------------
of Purchaser to purchase the Shares shall be subject to the satisfaction or waiver by Purchaser of the following conditions:

                    (a) Representations and Warranties of Seller to be True.
                        ---------------------------------------------------
The representations and warranties of Seller herein contained shall be true and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time, except (i) insofar as any of such representations and warranties are given as of a particular date and relate solely to a particular date or period, and (ii) to the extent any of such representations and warranties have been waived hereunder or affected by the transactions contemplated or permitted herein. Seller shall have performed, or caused MAA, MAI and the Subsidiaries to perform, in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

                    (b) No  Injunction  or  Other  Governmental  Action.  (i) No
                        -----------------------------------------------
preliminary or permanent injunction, decree or other order issued by any court of competent jurisdiction or by any governmental or regulatory body or any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity after the date of this Agreement which prohibits the consummation of the transactions contemplated hereby shall be in effect; and
(ii) no governmental agency or body shall have instituted any suit, action, or legal or administrative proceeding to restrain, enjoin or otherwise question the validity or legality of the transactions contemplated by this Agreement and no order or decree so restraining or enjoining such transactions shall be in effect.

                    (c)   Statutory    Requirements;    Regulatory    Approvals;
                          ------------------------------------------------------
Contractual  Consents.  (i) All required waiting periods under the HSR Act shall
---------------------
have expired or been terminated; (ii) all Regulatory Approvals and all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, the FCC, any state public service commission, public utility commission or similar state agency, or other Governmental Entities necessary to effect the transactions contemplated by this Agreement shall have occurred, been filed or been obtained and become Final Orders, provided, that nothing in this paragraph shall be deemed to prohibit Closing upon issuance of the FCC Authorization pursuant to the terms set forth in Section 2.6(a); and (iii) all other Required Consents shall have been obtained and shall be in full force and effect.

                    (d) Certificate.  Seller shall have delivered to Purchaser a
                        -----------
certificate to the effect that each of the conditions specified above in Section 6.1(a)-(c) has been satisfied in all respects;

                    (e) Escrow Agreement. Seller and the Escrow Agent shall have
                        ----------------
executed the Escrow Agreement.

                    (f) IBM  Contract  Renewal.  Seller  shall have  delivered a
                        ----------------------
fully executed renewal of the services contract by and between ARDIS and International Business Machines in substance and form reasonably satisfactory to Purchaser.

                    (g)  UPS  Contract.  Seller  shall  have  delivered  a fully
                         -------------
executed services contract by and between ARDIS and United Parcel Service substantially in substance and form as signed by UPS and previously provided to Purchaser.

                    (h) Directors and Non-Employee Officers.  Purchaser and AMSC
                        -----------------------------------
shall have received the resignations, effective as of the Closing, of all directors and non-employee officers of MAA, MAI and each of the Subsidiaries.

                    (i) AMSC Shareholder Approval. Purchaser shall have received
                        -------------------------
AMSC Shareholder Approval as and to the extent required.

                      (j)  Deliveries.   All actions to be taken by Seller,  MAA
                           ----------
and MAI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Purchaser. Each of the deliveries required under Section 2.7(b) shall have been prepared to the reasonable satisfaction of Purchaser and AMSC and their counsel.


                      (k) No  Material  Adverse  Change.  Since the date of this
                          -----------------------------
Agreement, there shall not have been any Material Adverse Change.

                    (l) Financing.  Purchaser shall have obtained,  on terms and
                        ---------
conditions reasonably satisfactory to it, financing in the capital markets sufficient to consummate the transactions contemplated hereby.


             Purchaser may waive any condition specified in this Section 6.1 if Purchaser executes a writing so stating at or prior to Closing.

             Section 6.2  Conditions to Obligations of Seller.   The  obligation
                          -----------------------------------
of Seller to sell the Shares shall be subject to the satisfaction or waiver by Seller of the following conditions:


                    (a)  Representations and Warranties of Purchaser and AMSC to
                         -------------------------------------------------------
Be True.  The  representations  and  warranties  of  Purchaser  and AMSC  herein
-------
contained shall be true and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time, except
(i) insofar as any of such representations and warranties are given as of a particular date and relate solely to a particular date or period, and (ii) to the extent any of such representations and warranties have been waived hereunder or affected by the transactions contemplated or permitted herein. AMSC and Purchaser shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

                    (b) No  Injunction  or  Other  Governmental  Action.  (i) No
                        -----------------------------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or by any governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity after the date of this Agreement which prohibits the consummation of the transactions contemplated hereby shall be in effect; and
(ii) no governmental agency or body shall have instituted any suit, action, or legal or administrative proceeding to restrain, enjoin or otherwise question the validity or legality of the transactions contemplated by this Agreement and no order or decree so restraining or enjoining such transactions shall be in effect.

                    (c) Statutory  Requirements;  Regulatory Approvals.  (i) All
                        ----------------------------------------------
required waiting periods under the HSR Act shall have expired or been terminated; (ii) all Regulatory Approvals and all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, the FCC, any state public service commission, public utility commission or similar state agency, or other Governmental Entities necessary to effect the transactions contemplated by this Agreement shall have occurred, been filed or been obtained and become Final Orders, provided, that nothing in this paragraph shall be deemed to prohibit Closing upon issuance of the FCC Authorization pursuant to the terms set forth in Section 2.6(a); and (iii) all other Required Consents shall have been obtained and shall be in full force and effect.

                    (d) Certificate.  Purchaser shall have delivered to Seller a
                        -----------
certificate to the effect that each of the conditions specified above in Section 6.2(a)-(c) has been satisfied in all respects.

                    (e)  Registration  Rights.  AMSC  shall  have  executed  the
                         --------------------
Registration Rights Agreement.

                    (f) Escrow Agreement.  Purchaser,  AMSC and the Escrow Agent
                        ----------------
shall have executed the Escrow Agreement on or prior to the date hereof.

                    (g)  Deliveries.  All actions to be taken by  Purchaser  and
                         ----------
AMSC in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller. The deliveries required under Section 2.7(a) shall have been prepared to the reasonable satisfaction of Seller and its counsel.


                    (h) Minimum  Stock  Price.  The Market  Value of AMSC Common
                        ---------------------
Stock as of the Closing Date shall be at least 70% of the Market Value as of the date hereof, after taking into account all stock splits, reverse stock splits and similar adjustments to the number of shares of AMSC Common Stock outstanding on the date hereof.





                           ARTICLE 7. INDEMNIFICATION

             Section 7.1  Indemnification by Seller.   Seller  shall  indemnify,
                          -------------------------
defend and hold Purchaser and their Affiliates harmless from and against any and all liabilities, losses, damages, costs and expenses (collectively, "Losses") asserted against, imposed on, or incurred or suffered by Purchaser, MAA, MAI or the Subsidiaries as a result of any of the following:

                    (a) the inaccuracy of any representation or the breach of any warranty set forth in Article 3 or in any agreement or certificate executed and delivered by Seller pursuant to this Agreement;

                    (b)  the   non-fulfillment   of  any  unwaived  covenant  or
agreement on the part of Seller set forth in this Agreement or in any agreement or certificate executed and delivered pursuant to this Agreement; and

                    (c) any and all actions, suits, claims, proceedings, investigations, audits, examinations, demands, assessments, fines, judgments, settlements, interest, penalties, costs, remedial actions and other expenses (including without limitation reasonable audit, engineering, consulting and legal fees) pertaining to or arising out of any of the foregoing.

             Section 7.2  Indemnification by AMSC.  AMSC shall indemnify, defend
                          -----------------------
and hold Seller and its Affiliates harmless from and against any and all Losses asserted against, imposed on, or incurred or suffered by Seller or such Affiliates as a result of any of the following:

                    (a) the inaccuracy of any representation or the breach of any warranty set forth in Article 4 or in any agreement or certificate executed and delivered by AMSC or Purchaser pursuant to this Agreement;

                    (b) the nonfulfillment of any unwaived covenant or agreement on the part of AMSC or Purchaser set forth in this Agreement or in any agreement or certificate executed and delivered pursuant to this Agreement; and

                    (c) any and all actions, suits, claims, proceedings, investigations, audits, examinations, demands, assessments, fines, judgments, settlements, interest, penalties, costs, remedial actions and other expenses (including without limitation reasonable audit, engineering, consulting and legal fees) pertaining to or arising out of any of the foregoing.

              Section  7.3   Limitations  on  Indemnification  for  Breaches  of
                             ---------------------------------------------------
Representations and Warranties.
------------------------------

             The following indemnification provisions shall apply to all breaches of representations, warranties or covenants by Seller (including those in Article 8), except those contained in Sections 3.1, 3.2, 3.3, 3.4, or 3.5 or as otherwise specifically provided in this Agreement, and all breaches of representations, warranties or covenants of Purchaser and AMSC (including those in Article 8), except those contained in Sections 4.1 and 4.2 or as otherwise specifically provided in this Agreement:

                    (a) No Indemnitor shall be liable for indemnification until the total amount of Losses incurred by the Indemnitee exceeds $300,000 (the "Indemnification Threshold Amount") provided that if the Indemnification Threshold Amount is exceeded with respect to Losses for which an Indemnitor has an indemnification obligation under this Article 7 or Article 8, then such Indemnitor's obligation shall include the full amount of such Losses as if the limitation contained in this subsection (a) did not exist.

                    (b) Except as provided under Section 7.3(c), no Indemnitor shall be liable for indemnification payments under any provision of this Agreement to the extent such aggregate indemnification payments by such Indemnitor exceed $10,000,000.

                    (c) Notwithstanding any other provision in this Agreement, there shall be no limit for indemnification payments with respect to any breach of the representations and warranties contained in Section 3.25 or pursuant to
Section 8.7(i) hereof.

               Section  7.4  Survival of  Representations  and  Warranties.  The
                             ---------------------------------------------
representations and warranties of the parties hereto shall survive the Closing and shall, except as otherwise specifically set forth in this Agreement, expire two years after the Closing Date, except as otherwise specifically provided in this Agreement. Notwithstanding the preceding, the representations and warranties set forth in Sections 3.7, 3.8, 3.9, 3.10 (except for the representations and warranties pursuant to the first sentence of such Section 3.10, the survival period of which shall be two years), 3.11, 3.12, 3.13, 3.14, 3.15, 3.17, 3.18, 3.20, 3.24, 3.25, 3.26, 3.27, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and
4.9 shall expire one year after the date hereof.

               Section  7.5  Method  of   Asserting   Claims.   All  claims  for
                             -------------------------------
indemnification by a party entitled to be indemnified hereunder (an "Indemnitee") by another party hereto (an "Indemnitor"), except for claims relating to Taxes which shall be governed by the provisions of Article 8, shall be asserted and resolved as follows:

                    (a) In the event that any claim or demand for which an Indemnitee may claim indemnity is asserted against or sought to be collected from an Indemnitee by a third party, the Indemnitee shall notify the Indemnitor within 20 days following the receipt by the Indemnitee of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Failure of an Indemnitee to so notify an Indemnitor within such 20-day period shall not relieve an Indemnitor of its obligation to indemnify the Indemnitee for such claim or demand except to the extent that the delay in giving notice of such claim or demand in fact materially prejudices (i) the defense of such claim or demand where the Indemnitor has the right to control such defense or (ii) participation in the defense of such claim or demand where the Indemnitor has a right of participation. Any party hereto against whom a claim or demand is asserted by a third party shall, without prejudice to any right of indemnification hereunder, appropriately respond to such claim or demand (whether by answer, denial, request for extension of time or other action) to such claim or demand within any applicable time period, so as to preserve any rights or remedies it or any other party may have against the person making such claim or demand.

                    (b) An Indemnitor shall have thirty (30) days from the date on which the Claim Notice is duly given (the "Notice Period") to notify an Indemnitee (i) whether or not it disputes the liability of the Indemnitor to the Indemnitee hereunder with respect to such claim or demand and (ii) whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnitee against such claim or demand. If an Indemnitor does not notify an Indemnitee within the Notice Period that it disputes its liability to the Indemnitee, the Indemnitor shall be liable for the amount of any resulting Losses.

                    (c) In the event an Indemnitor notifies an Indemnitee within the Notice Period that it desires to defend the Indemnitee against such a claim against or demand from the Indemnitee, then except as hereinafter provided the Indemnitor shall defend, at its sole cost and expense, the Indemnitee by appropriate proceedings, shall use its best efforts to settle or prosecute such proceedings to a final conclusion in such a manner as to avoid any risk of the Indemnitee (or MAA, MAI or the Subsidiaries, if a Purchaser is the Indemnitee) becoming subject to any injunctive or other equitable order or relief or to liability for any other matter, and shall control the conduct of such defense; provided, however, that the Indemnitor shall not, without the prior written consent of the Indemnitee, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of such claim or litigation. If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

                    (d) Prior to an Indemnitor's settling any claim or demand the defense of which it has assumed control, the Indemnitor shall obtain the Indemnitee's approval, confirmed in writing in accordance with the notice provisions hereof, which approval shall not be unreasonably withheld or delayed. If an Indemnitee notifies an Indemnitor of its disapproval of such settlement, the Indemnitee shall thereupon become liable, from and after the date of its disapproval, for the amount of any award, judgment, costs or expenses (including attorney fees) in excess of the proposed settlement amount and shall have the right to elect to control the defense of such claim at its sole cost and expense.

                    (e) In the event an Indemnitee should have a claim against an Indemnitor hereunder which does not involve a claim or demand being asserted against or sought to be collected from the Indemnitee (or MAA, MAI or the Subsidiaries, if a Purchaser is the Indemnitee) by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such claim, the Indemnitor shall be liable for the amount of any resulting Losses.

             Section  7.6  Method of  Payment.  Any  indemnification  payment by
                           ------------------
Purchaser to Seller pursuant to this Article 7 or Article 8 shall be made in immediately available funds. Any indemnification payment by Seller to Purchaser pursuant to this Article 7 or Article 8 shall be made (i) first, in AMSC Common Stock received by Seller pursuant to this Agreement, and (ii) second, to the extent such indemnification payment amount exceeds the aggregate Market Value of the AMSC Common Stock held by Seller, in immediately available funds; provided, however, that any indemnification payments by Seller to Purchaser with respect to any breach of the representations and warranties contained in Section 3.25 or pursuant to Section 8.7(i) shall be made in immediately available funds. For purposes of any indemnification payment made by Seller pursuant to the immediately preceding sentence, the Market Value of the AMSC Common Stock shall be calculated as the higher of (A) the Market Value as of the date hereof, and
(B) the Market Value as of the date of such indemnification payment.

             Section 7.7  Limitation of Recourse.
                          ----------------------

                    (a) Following the Closing, except with respect to claims based upon fraud, the indemnification provided by Article 7 or Article 8 shall be the sole and exclusive remedy for any Losses of any party hereto with respect to any misrepresentation or inaccuracy in, or breach of, any representations or warranties or any breach or failure in performance prior to Closing of any covenants or agreements made by any party in this Agreement or in any exhibit or schedules hereto or any certificate delivered hereunder.

                    (b) No claim shall be brought or maintained by AMSC or Purchaser or their respective successors or permitted assigns against any officer, director or employee (present or former) of any of the Companies or Seller, or by Seller or its respective successors or permitted assigns against any officer, director or employee (present or former) of Purchaser or AMSC, and no recourse shall be brought or granted against any such persons, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties or covenants of any of the Companies or Seller on the one hand, or Purchaser or AMSC on the other hand, set forth or contained in this Agreement or any exhibit or schedule hereto or any certificate delivered hereunder, except to the extent that the same shall have been the result of fraud by any such Person (and in the event of such fraud, such recourse shall be brought or granted solely against the Person or Persons committing such fraud).

             Section 7.8  Acknowledgment by Seller,  Purchaser and AMSC. Seller,
                          ---------------------------------------------
Purchaser and AMSC each hereby acknowledges that it has conducted to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of AMSC and the Companies, respectively, and in making their respective determination to proceed with the transactions contemplated by this Agreement, (i) Seller has relied on the results of its own independent investigation and verification and the representations and warranties of AMSC and Purchaser expressly and specifically set forth in this Agreement, and (ii) Purchaser and AMSC have each relied on the results of their own independent investigation and verification and the representations and warranties of Seller and the Companies expressly and specifically set forth in this Agreement. SUCH REPRESENTATIONS AND WARRANTIES BY SELLER AND THE COMPANIES ON THE ONE HAND, AND BY AMSC AND PURCHASER ON THE OTHER HAND, CONSTITUTE THE SOLE AND EXCLUSIVE
REPRESENTATIONS AND WARRANTIES OF SUCH PARTIES TO THE OTHER PARTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESSED OR IMPLIED (INCLUDING, BUT NOT
LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANIES) ARE SPECIFICALLY DISCLAIMED BY SELLER AND THE COMPANIES AND OF AMSC ARE SPECIFICALLY DISCLAIMED BY AMSC AND PURCHASER.


                             ARTICLE 8. TAX MATTERS

             Section 8.1   Seller's Tax Representations and Warranties.   Seller
                           -------------------------------------------
hereby represents and warrants to AMSC that:

                    (a) For the period from its incorporation through the Closing Date, MAI was and will remain a member of the Seller Group and was and will be included in the consolidated federal income tax returns of the Seller Group.

                    (b) For the period from its incorporation through the Closing Date, MAA was and will remain a member of the Seller Group and was and will be included in the consolidated federal income tax returns of the Seller Group.

                    (c) For the period from their formation through the Closing Date, each of ARDIS Holding and ARDIS was and will remain a partnership for federal and State income Tax purposes.

                    (d) Except as set forth on Section 8.1(d) of the Disclosure Schedule, all Tax Returns required to have been filed by the Companies and any affiliated, consolidated, combined, unitary or other groups of which any Company is, will be (at any time on or prior to the Closing Date) or was a member have been or will be filed timely and are or will be accurate and correct in all material respects insofar as they relate to the Companies, and, insofar as they relate to the Companies, all Taxes due and payable (for taxable periods ending on or before the Closing Date and for that portion of any Split Period ending on the Closing Date) by any Company and any affiliated, consolidated, combined, unitary or other groups of which any Company is, will be (at any time on or prior to the Closing Date) or was a member (i) have been or will be paid or (ii) adequate reserves and/or liabilities have been or will be established for such Taxes on the financial books and records of the Companies.

                    (e) Each of the Companies has established (and through the Closing Date will establish) on its Financial Statements and other financial books and records reserves and/or liabilities that are adequate for the payment of all Taxes not yet due and payable for taxable periods ending on or before the Closing Date and for that portion of any Split Period ending on the Closing Date.

                    (f) Prior to the Closing Date, each of the Companies will pay Taxes at such times and in such manner as are consistent with its past practices.

                    (g) Except as set forth on Section 8.1(g) of the Disclosure Schedule, no waivers of statutes of limitation have been given or requested with respect to any Tax Returns covering any Company or any Taxes payable by any Company.

                    (h) Except as set forth on Section 8.1(h) of the Disclosure Schedule or for matters that have been resolved, no deficiency or adjustment for any unpaid Taxes of any Company has been proposed, asserted or assessed.

                    (i) There are no Liens with respect to Taxes (except for such Liens for Taxes as are disclosed in Section 3.12 of the Disclosure Schedule and except for Liens for Taxes, assessments or other governmental charges not yet delinquent) upon any of the properties or assets, real, personal or mixed, tangible or intangible, of the Companies.

                    (j) Except as set forth on Section 8.1(j) of the Disclosure Schedule, no Company (i) is or will become a party to any agreement providing for the allocation or sharing of, or indemnification for, Taxes, or (ii) is or prior to the Closing will become required to include in income any adjustment in tax periods ending after the Closing Date pursuant to Section 481(a) of the Code.

                    (k) No formal or informal plan of liquidation has been adopted by any Company.

                    (l) Except as set forth on Section 8.1(l) of the Disclosure Schedule, neither Seller nor any Company: (i) has filed a consent pursuant to
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by a Company; and (ii) has executed or entered into a closing agreement affecting a Company pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of State, local or foreign law.

                    (m) Within twenty (20) days after the date of this Agreement, Seller shall provide to AMSC a schedule of all tax elections that have been made with respect to any Company (or any predecessor thereof) that would have any effect on such Company after December 31, 1996, but only to the extent that such elections were made affirmatively by the filing of a separate document evidencing any such election. In addition, Seller shall use all commercially reasonable efforts to identify to AMSC in writing within such twenty (20) day period any other such tax elections that were not made affirmatively by the filing of a separate document evidencing such tax elections.

                    (n) Except as set forth on Section 8.1(n) of the Disclosure Schedule, neither Seller nor any Company has received written notice to the effect that the Company is subject to any penalty by reason of a violation of any Tax order, Tax rule or Tax regulation or with respect to any Tax Return.


               Section  8.2  AMSC's Tax  Representations  and  Warranties.  AMSC
                             --------------------------------------------
hereby represents and warrants to Seller that:

                    (a) Except for any transaction contemplated by this Agreement (e.g., an election under Section 338(h)(10) of the Code), AMSC shall cause the Companies not to engage in any transaction outside the ordinary course of business on the Closing Date after the Closing if such transaction would increase the tax liability of any of the Companies for any Taxable Year or portion thereof ending on the Closing Date. AMSC and Seller agree to treat any transaction of the Companies which is (i) - - outside the ordinary course of business and (ii) occurs on the Closing Date but after the Closing as occurring, for federal income Tax purposes, at the beginning of the day after the Closing Date, in accordance with Treasury Regulations Section 1.1502-76(b)(1)(ii)(B).

                    (b) To the knowledge of AMSC, the fair market value of the shares of AMSC Common Stock and other consideration received by Seller pursuant to the Merger will be approximately equal to the fair market value of the MAA Shares surrendered pursuant to the Merger in exchange therefor.

                    (c) To the knowledge of AMSC, following the Merger, MAA will hold at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by Merger Sub to pay Merger-related expenses will be included as assets of Merger Sub immediately prior to the Merger.

                    (d) Immediately prior to the Merger, AMSC will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

                    (e) AMSC has no plan or intention to reacquire any of the shares of AMSC Common Stock issued in the Merger.

                    (f) As of the date of this Agreement and at all times through and including the effective time of the Merger, AMSC had and has no plan or intention of causing or permitting MAA to issue additional shares of stock that would result in AMSC (or any permissible transferee thereof) losing control of MAA within the meaning of Section 368(c) of the Code. Except as provided in the next sentence, at any time during the eighteen (18) months following the Closing Date, if AMSC causes or permits MAA to issue additional shares of stock such that AMSC (or any permissible transferee thereof) loses control of MAA within the meaning of Section 368(c) of the Code, AMSC shall, prior to such issuance, provide an opinion of Arnold & Porter, or other counsel reasonably acceptable to Seller, that such issuance of additional shares will not cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Code. The second sentence of this Section 8.2(f) shall not apply if, prior to such issuance of additional shares of MAA stock, Seller and its Affiliates do not own at least fifty percent (50%) of the AMSC Common Stock received by Seller in the Merger. (g) AMSC has no plan or intention (i) to liquidate MAA, (ii) to sell or otherwise dispose of the MAA Shares except for transfers of such shares to corporations controlled by AMSC, or (iii) to cause MAA to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by MAA within the meaning of Section 368(c) of the Code.

                    (h) Merger Sub will have no liabilities assumed by MAA, and will not transfer to MAA any assets subject to liabilities, in the Merger.

                    (i) Following the Merger, MAA will continue its historic business or use a significant portion of its historic business assets in a business.

                    (j) AMSC and Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger.

                    (k) There is no intercorporate indebtedness existing between AMSC and MAA or between Merger Sub and MAA that was issued, acquired, or will be settled at a discount.

                    (l) AMSC does not own, nor has it owned during the past five years, any shares of the stock of MAA.

                    (m) Neither AMSC nor Merger Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                    (n) AMSC shall cause each of the representations contained in Section 8.2(a) through (m) to be true through the effective time of the Merger.

               Section 8.3 Tax Returns, Audits, Contests, Etc.; Tax Cooperation;
                           -----------------------------------------------------
Tax Sharing Agreements; Tax Records.
-----------------------------------

                    (a) Seller shall prepare and file timely or cause to be prepared and filed timely (i) all Tax Returns of or including any Company or Benefit Plan for any Taxable Year (including any Short Taxable Year) the due date (including extensions) for which is on or before the Closing Date, (ii) the federal income Tax Returns of the Companies (e.g., Forms 1065 and separate Forms 1120 for inclusion in the consolidated federal income Tax Returns of the Seller Group) for any Taxable Year - - (including any Short Taxable Year) ending on or before the Closing Date, and (iii) all Tax Returns for any affiliated, consolidated, combined, unitary or other group of which any Company is, was or will be a member prior to the Closing Date (other than any Tax Return for a Taxable Year ending after the Closing Date for such a group that consists solely of two or more of the Companies). In addition to the Tax Returns that it is required to file under the immediately preceding sentence, Seller may, on or before the Closing Date, file any Tax Return of or including any Company for any Taxable Year (including any Short Taxable Year) that ends on or before the Closing Date.

                    (b) (i) AMSC shall be responsible for the preparation and filing of all Tax Returns of the Companies that are due (including extensions) after the Closing Date, other than (A) Tax Returns that Seller is required to file under the first sentence of Section 8.3(a) and (B) Tax Returns that Seller has filed on or before the Closing Date pursuant to the second sentence of
Section 8.3(a), provided, however, that AMSC shall have no obligation to prepare any Tax Return for any affiliated, consolidated, unitary or other group of which any Company is, was or will be a member prior to the Closing Date (other than any Tax Return that is due (including extensions) after the Closing Date for such a group that consists solely of two or more of the Companies).

                         (ii) At the Closing,  Seller shall  provide AMSC with a
list of all unfiled Tax Returns for or including any Company for Taxable Years ending on or before the Closing Date.

                         (iii) If, pursuant to Section 8.7(a),  Seller is liable
to indemnify AMSC for any Taxes shown on a Tax Return that AMSC is required to file under Section 8.3(b)(i), AMSC shall use all commercially reasonable efforts to provide Seller with a copy of any such Tax Return (along with a computation of the amount of Tax shown on such Tax Return for which Seller is responsible) a reasonable time prior to the filing thereof. AMSC shall use all commercially reasonable efforts to provide any such income Tax Return at least sixty (60) days prior to the due date thereof. AMSC will consider any suggestion made by Seller with respect to the calculations and positions taken in such Tax Returns. Failure by AMSC to comply with the provisions of this Section 8.3(b)(iii) will in no way eliminate, limit or restrict Seller's indemnification obligations set forth in Section 8.7.

                    (c) (i) Seller shall pay or cause to be paid (A) all Taxes of the Companies or Taxes for which any Company may be liable that are due on or before the Closing Date, and (B) the federal and State income Taxes of the Companies for any Taxable Year (including any Short Taxable Year) ending on or before the Closing Date.

                         (ii) No later than 180 days following the Closing Date,
AMSC shall provide to Seller a federal income Tax computation and related schedules and data for each Company having a Short Taxable Year ending on the Closing Date, which Tax computation shall be consistent with Tax Returns filed for prior Taxable Years and shall reflect the income, gain or loss of such Company for that Short Taxable Year other than any income, gain or loss arising or resulting from any election described in Section 8.4.

                         (iii)  Seller  shall  use all  commercially  reasonable
efforts to complete prior to the Closing Date all necessary federal income Tax computations and related schedules and data for each Company for the Taxable Years of the Companies ending on December 31, 1997. To the extent necessary for Seller to complete such computations, schedules and data, AMSC shall allow Seller and its agents reasonable access after the Closing Date to the books and records of the Companies.

                         (iv)  Except as  provided  in Section  8.3(c)(i),  AMSC
shall pay or cause to be paid all Taxes of the Companies that are due after the Closing Date.

                         (v) The  provisions of this Section 8.3(c) shall not be
construed or applied to limit or broaden the indemnification obligations of either Seller or AMSC under Section 8.7 except as specifically provided therein. All Tax Returns and computations referred to in this Article 8 shall be prepared in a manner consistent with prior Tax Returns, insofar as such Tax Returns and computations referred to in this Article 8 relate solely to the Companies.

                    (d) AMSC and Seller shall use all commercially reasonable efforts to provide each other with copies of Tax Returns (including amended Tax Returns) of or including any Company to the extent any such Tax Returns are relevant in determining either party's obligations under this Agreement, including, but not limited to, the indemnification obligations in Section 8.7 and the procedural obligations in this Section 8.3. The provisions of this
Section 8.3 shall not be construed or applied to limit or broaden the indemnification obligations of either Seller or AMSC under Section 8.7 except as specifically provided therein.

                    (e) Seller and AMSC shall provide prior notice to, and cooperate fully with, each other in connection with any audit examinations of any Company by any governmental taxing authority with respect to any Taxes, including but not limited to the furnishing or making available of records, books of account or other materials reasonably necessary or helpful for the defense against the assertions of any taxing authority as to any Taxes or deficiencies thereof.

                    (f) Seller and AMSC shall cooperate with one another and their respective representatives, in a prompt and timely manner, in connection with the preparation, signing, and filing of, and any administrative or judicial proceeding involving, any Tax Return filed or required to be filed by or for (i) the Seller Group, any member thereof, or any Company for any Taxable Year (including any Short Taxable Year) ending on or before the Closing Date, or (ii) the AMSC Group, any member thereof, or any Company for any Taxable Year (including any Short Taxable Year) ending after the Closing Date, with respect to any item or issue affecting the property or operations of any Company. Such cooperation shall include, but not be limited to, making available to the other party, during normal business hours, all books, records (including, but not limited to, working papers and schedules), information, officers and employees (without substantial interruption of employment) reasonably requested and necessary or useful in connection with any Tax inquiry, audit, investigation, dispute, litigation or any other matter requiring any such books, records, information, officers or employees for any reasonable business purpose. Notwithstanding the foregoing, neither party shall be required to furnish to the other Tax Returns or drafts thereof of the Seller Group, the AMSC Group, or any affiliated, consolidated, combined, unitary or other group of which any Company is, will be or was a member, as the case may be, for any Taxable Year, except that each party shall furnish to the other the applicable portions of such Tax Returns reporting the operations of the Companies and the applicable portions of all reports relating to the examination by the IRS or any other federal, State or local governmental agency. Any information obtained pursuant to this Article 8 shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested.

                    (g) As of the Closing Date, any and all Tax sharing or allocation agreements shall terminate as between any Company, on the one hand, and Seller or any Affiliates thereof, on the other hand, for all Taxes regardless of the Taxable Year for which such Taxes are imposed, and the provisions of this Agreement shall apply thereafter.

                    (h) (i) AMSC shall not, and shall not permit any other person or entity to, dispose of or destroy any of the business records and files of any Company in existence on the Closing Date relating to Taxes without first offering to turn over possession thereof to Seller by written notice to Seller at least 30 days prior to the proposed date of such disposition or destruction.

                         (ii) Seller  shall not,  and shall not permit any other
person or entity to, dispose of or destroy any business records and files relating to Taxes of any Company now in the possession of, or subsequently acquired by, either Seller, any member of the Seller Group or any Affiliate of Seller without first offering to turn over possession thereof to AMSC by written notice to AMSC at least 30 days prior to the proposed date of such disposition or destruction.

             Section 8.4  Asset Purchase Treatment for MAI Shares.
                          ---------------------------------------

                    (a) (i) At the sole election of Purchaser, Purchaser and Seller shall elect for federal Tax purposes to treat the purchase and sale of the MAI Shares pursuant to this Agreement as a purchase and sale of the assets of MAI in accordance with the provisions of Code Section 338 generally and Code
Section 338(h)(10) specifically. If an election is to be made as provided in the preceding sentence, Purchaser and Seller agree to make timely all elections necessary to carry out the provisions of this Section 8.4(a)(i) and to report the purchase and sale of the MAI Shares consistent with the preceding sentence and in accordance with the provisions of this Article 8.

                         (ii) If  Purchaser  and  Seller  make the  election  in
Section 8.4(a)(i), then Purchaser and Seller shall elect, for State income Tax purposes, to treat the purchase and sale of the MAI Shares as a purchase and sale of the assets of MAI to the extent permitted by applicable law. If an election is to be made as provided in the preceding sentence, Purchaser and Seller agree to make timely all elections necessary to carry out the provisions of this Section 8.4(a)(ii) and to report the purchase and sale of the MAI Shares consistent with the preceding sentence and in accordance with the provisions of this Article 8. In any State(s) where it is unclear whether applicable law permits the purchase and sale of the MAI Shares to be treated as a purchase and sale of assets, Purchaser and Seller agree to treat the purchase and sale of the MAI Shares as a purchase and sale of the assets of MAI provided that Seller and Purchaser otherwise make the election described in Section 8.4(a)(i).

                         (iii) The  provisions of Section  8.4(b),  (c), (d) and
(e) below shall apply if Seller and  Purchaser  make an  election  described  in
Section 8.4(a)(i) or (ii).

                    (b) Seller shall pay or otherwise be liable for (and shall indemnify and hold harmless AMSC, its subsidiaries and the Companies against) any and all Taxes and Other Tax Costs attributable to the recognition of income by Seller or any Company (and Seller shall receive the tax benefit from any loss) from the treatment of the purchase and sale of the MAI Shares as a purchase and sale of the assets of MAI in accordance with the provisions of
Section 8.4(a).

                    (c) Purchaser and Seller hereby agree to determine the fair market value of the assets, both tangible and intangible, of MAI (and of any partnership Affiliates of MAI and MAA) (the "Assets") for purposes of allocating the consideration to be paid for, and the amount realized on the sale of, the Assets. This determination, which shall be binding upon Purchaser and Seller in accordance with the provisions of Section 1060(a) of the Code, shall be made as follows:

                         (i) No later  than  sixty (60) days (or such later date
as the parties mutually agree) following the Closing Date, Purchaser shall cause an appraiser (the "Appraiser"), which shall be reasonably acceptable to Seller, to provide to Purchaser and Seller an appraisal of the fair market valuations of the Assets (the "Appraisal"). For purposes of this Section 8.4(c), the "fair market value" of an Asset shall mean the amount a willing buyer would pay to a willing seller for the actual property in question (and not calculated based solely upon the replacement cost for such property) in an arm's length transaction where each party to the transaction has full knowledge of all relevant information concerning such property.

                         (ii) Each of  Seller  and  Purchaser  may  provide  the
Appraiser with such information as it believes will be useful to the Appraiser in preparing the Appraisal. Copies of any written materials provided to the Appraiser by either Seller or Purchaser shall simultaneously be provided to the other party. All oral communication with the Appraiser shall be made through Purchaser, which shall provide Seller with reasonable opportunities to speak and meet with the Appraiser to express any views Seller reasonably believes are pertinent to the preparation of the Appraisal.

                         (iii)   Purchaser  shall  pay  the  basic  fee  of  the
Appraiser as set at the time the Appraiser is initially engaged by Purchaser. To the extent that any additional fees, costs or expenses are incurred as a result of documents provided by Seller, communications initiated by Seller or meetings held at Seller's request, Seller shall pay such fees, costs or expenses.

                         (iv)  The  fair   market   valuations   of  the  Assets
determined by the Appraiser pursuant to this Section 8.4(c) shall be the fair market valuations of the Assets for Tax purposes and shall be binding upon Seller and Purchaser as provided in this Agreement.

               (d) Neither Seller nor Purchaser nor any Affiliate of Seller or Purchaser shall take a position in any Tax proceeding, Tax audit or otherwise inconsistent with the fair market value determinations described in Section 8.4(c); provided, however, that (i) nothing contained herein shall require Seller or Purchaser to contest any challenge to such determinations, and (ii) nothing contained herein shall prevent Seller, Purchaser, or any of their Affiliates from filing protective amended Tax Returns or claims for refunds after a Tax authority has challenged such determinations. In the event that any claim shall be made by any taxing authority against either Purchaser or any Company (or any successor thereto), on the one hand, or Seller, on the other hand, that, if successful, would have the effect of altering such fair market value determinations, then the party that is the subject of such claim ("Involved Party") shall give notice thereof to the other party ("Other Party") in writing within 30 business days thereof. Thereafter, except as provided in the next sentence, the Involved Party shall have control of any contest relating thereto, but the Involved Party shall consider in good faith any request or suggestion by the Other Party for any conference, hearing or proceeding relating to such contest, shall (to the extent it is feasible to do so) permit the Other Party to participate therein at such Other Party's expense and shall not object to such Other Party's submission of briefs and memoranda of law relating thereto, and shall provide the Other Party with any relevant information reasonably requested by such Other Party. Notwithstanding the provisions of the preceding sentence, the Other Party shall have control of any contest relating to the fair market valuations if the Involved Party has notified the Other Party that the Other Party is obligated under the provisions of Section 8.7 to indemnify the Involved Party for any Tax liability relating to the proposed adjustments to the fair market valuations and the Other party shall have provided to the Involved Party the written notice and acknowledgment of financial responsibility referred to in the first sentence of Section 8.7(g).

               (e) Purchaser and Seller each agrees to prepare and file all Internal Revenue Service forms and the required schedules thereto and all requisite State and local forms and schedules ("Forms") required to be filed by either or both of them providing for the treatment of the purchase and sale of the MAI Shares as purchases and sales of the Assets in accordance with the provisions of Section 8.4(a). Purchaser shall request in writing from Seller, or Seller shall request in writing from Purchaser, any information (reasonably within the knowledge or possession of the person from whom requested) necessary to complete the Forms, which information shall be provided no later than 30 days following any such request. All such Forms shall be prepared consistent with the fair market valuations of the Assets determined under Section 8.4(c), provided, however, that Seller and Purchaser each recognize that appropriate adjustments will be made for transaction and other costs and as required by any applicable laws or regulations in determining the amount realized upon the disposition of the Assets or the amount paid for the Assets.

             Section 8.5   Tax-Free Reorganization Treatment for the MAA Merger.
                           ----------------------------------------------------
Seller and AMSC agree that they intend that the Merger qualify as a tax-free reorganization described in Section 368(a)(2)(E) of the Code, and Seller and AMSC shall file all Tax Returns in a manner consistent with such treatment (including satisfying all reporting requirements necessary to obtain such treatment). Neither Seller nor AMSC nor any Affiliate of Seller or AMSC shall take a position in any Tax proceeding, Tax audit or otherwise inconsistent with the treatment of the Merger as a tax-free reorganization qualifying under
Section 368(a)(2)(E) of the Code; provided, however, that nothing contained herein shall prevent Seller, AMSC, or any of their Affiliates from filing protective amended Tax Returns or claims for refund after a Tax authority has challenged such treatment.

             Section 8.6  Transfer Taxes.  Notwithstanding  any other  provision
                          --------------
in this Agreement, Seller and AMSC shall each be responsible for and pay one-half of any transfer taxes, recording taxes, bulk sale taxes and similar transaction taxes resulting from the transfer of the MAI Shares, the MAA Shares or the deemed transfer of the equity interests in or the assets of any Company as a result of the transactions contemplated by this Agreement. Each party hereto hereby shall pay all such taxes and file all necessary documentation as required under the applicable statutory provisions with respect to all such taxes in a timely manner. Not later than fifteen (15) business days following receipt of written notice from AMSC or Seller that it has paid any Taxes described in this Section 8.6, the other party shall pay to the payor its one-half share of such Taxes.

             Section  8.7  General Tax Indemnifications.
                           ----------------------------

               (a) Seller shall indemnify and hold harmless AMSC and its Affiliates (including the Companies) from and against any and all Taxes with respect to which any Company or any entity as successor thereto may be liable to the extent such Taxes are (i) attributable to any breach of any of Seller's representations, warranties or covenants contained in this Article 8, (ii) payable with respect to any Taxable Year ending on or prior to the Closing Date, or (iii) payable with respect to that portion of any Split Period that is prior to and including the Closing Date. Seller shall also indemnify and hold harmless AMSC and its Affiliates (including the Companies) from and against (iv) any and all Other Tax Costs relating to any Taxes described in this Section 8.7(a), and
(v) any and all Taxes and Other Tax Costs arising in any Taxable Year ending after the Closing Date that result from any adjustment to any Tax Return of or including the Company for any Taxable Year ending on or before the Closing Date, provided, however, that the indemnification pursuant to this Section 8.7(a)(v) shall not apply to the extent that such adjustment relates to whether any asset is depreciable or amortizable, and further provided that any Tax or Other Tax Cost indemnifiable under any other provision of this Article 8 shall not be indemnifiable a second time under this Section 8.7(a)(v), and further provided that any indemnification pursuant to this Section 8.7(a)(v) shall not apply to any adjustment involving any agreement with a tax authority unless it has a Material Adverse Effect on any Company (or any successor thereto). Notwithstanding the preceding, Seller shall not be obligated to indemnify AMSC or any of its Affiliates (including the Companies) for, in the case of taxes described in clauses (ii), (iii), (iv) and (v), any Taxes that result from AMSC's breach of any representation or warranty contained in this Article 8.

               (b) AMSC shall indemnify and hold harmless Seller and its Affiliates from and against any and all Taxes with respect to which Seller, any of Seller's Affiliates, any Company or any entity as successor thereto may be liable to the extent such Taxes are (i) attributable to any breach of any of AMSC's representations or warranties contained in this Article 8, (ii) insofar as they relate to any Company or any entity as successor thereto, payable with respect to any Taxable Year beginning and ending after the Closing Date, or
(iii) insofar as they relate to any Company or any entity as successor thereto, payable with respect to that portion of any Split Period that begins after the Closing Date. AMSC shall also indemnify and hold harmless Seller and its Affiliates from and against (iv) any and all Other Tax Costs relating to any Taxes described in this Section 8.7(b). Notwithstanding the preceding, AMSC shall not be obligated to indemnify Seller or any of its Affiliates for, in the case of taxes described in clauses (ii), (iii) and (iv), any Taxes that result from Seller's breach of any representation or warranty contained in this Article
8. For purposes of this Section 8.7(b), if AMSC's obligation to indemnify for Taxes arises as a result of the Merger failing to qualify as a reorganization under Section 368(a) of the Code, such obligation shall be limited to an amount that reflects the value of the timing difference between (x) the year in which such Taxes are actually payable and (y) the year or years in which Seller disposes of the AMSC Common Stock received by Seller in the merger, adjusted to take into account any Tax benefit Seller may realize from the early payment.

               (c) If the Seller's indemnification obligation under this section
8.7 arises in respect of any adjustment (i) for which AMSC or any of its Affiliates (including any of the Companies) receives indemnification from the Seller and (ii) which results in any Tax benefit to AMSC or any Affiliate of AMSC (including any of the Companies) thereof for any Taxable Year or Split Period beginning after the Closing Date which would not, but for such adjustment, be available, AMSC shall pay, or shall cause to be paid, to the Seller an amount equal to the actual Tax saving produced by such Tax benefit at the time such Tax saving is realized by AMSC or any of its Affiliates (including any of the Companies). The amount of any such Tax saving for any Taxable period shall be the amount of the reduction in Taxes payable to a taxing authority by AMSC or any of its Affiliates (including any of the Companies) thereof with respect to such Taxable Year or Split Period as compared to the Taxes that would have been payable to a taxing authority by AMSC or any of its Affiliates (including any of the Companies) with respect to such Taxable Year or Split Period in the absence of such Tax benefit.

               (d) For purposes of this Section 8.7, in the case of any Taxes that are payable with respect to a Split Period, the portion of such Taxes allocable to Seller or to the portion of the Split Period ending on the Closing Date shall be equal to (i) in the case of Taxes imposed on the basis of income or receipts, an amount determined on the basis of a closing of the books as of the end of the Closing Date and (ii) in the case of any other Taxes, the product of the total Taxes for the period multiplied by a fraction the numerator of which is the number of days in the Split Period from the commencement of the Split Period through and including the Closing Date and the denominator of which is the number of days in the entire Split Period (provided, however, that for purposes of this clause (ii) appropriate adjustments shall be made to reflect specific events that can be identified and specifically allocated as occurring on or prior to the Closing Date (in which case Seller shall be responsible for any Taxes related thereto) or occurring after the Closing Date (in which case AMSC shall be responsible for any Taxes related thereto)). Notwithstanding any other provision in this Section 8.7(d), Section 8.2(a) or any other provision in this Agreement, any income, gain, gross receipts, net receipts or similar Tax item recognized by any Company as a result of any transaction described in
Section 5.17 shall be treated as recognized by such Company for all Tax purposes exclusively in (x) Taxable Years ending on or prior to the Closing Date, and/or
(y) those portions of Split Periods that are prior to and including the Closing Date.

               (e) Seller or AMSC, as the case may be (the "Tax Indemnitee"), shall notify the other party (the "Tax Indemnitor") in writing in a reasonably prompt fashion of any written inquiries, notices of audit, assertions of liability, or other written communications from or with a Tax authority that relate to Taxes with respect to which the Tax Indemnitor may be liable under this Article 8 (a "Tax Claim"). Failure by the Tax Indemnitee to notify the Tax Indemnitor as required by this Sectio 8.7(e) shall not relieve the Tax Indemnitor of its liability and obligation to indemnify the Tax Indemnitee under this Agreement unless such failure precludes the Tax Indemnitor from contesting the Taxes giving rise to its indemnification obligation and there is at least a reasonable possibility that the Tax Indemnitor would have prevailed in challenging such Taxes.

               (f) Seller and AMSC shall take all reasonable steps and actions necessary or appropriate to minimize any indemnification obligations either party may have under this Section 8.7.

               (g) Except as provided in the next sentence, within thirty (30) days of receiving notice of a Tax Claim, the Tax Indemnitor, at its sole cost and expense, may elect, by written notice to the Tax Indemnitee, to assume sole responsibility for defending such Tax Claim, but only if, in such written notice to the Tax Indemnitee, the Tax Indemnitor acknowledges full and complete financial responsibility for all Taxes covered by such Tax Claim and all Other Tax Costs related thereto. Notwithstanding the provisions of the preceding sentence, Seller shall not have the rights to settle or litigate any Tax Claim, or to control and determine the timing and amount of any payment or deposit of an amount relating to any Tax Claim, the submission or content of documentation, returns or other Tax forms, protests, memoranda of law and briefs, the conduct of oral arguments or presentations, the selection of witnesses and the negotiation of stipulations of fact with respect to any Taxable Year ending after the Closing Date. If the Tax Indemnitor assumes responsibility for defending a Tax Claim pursuant to this Section 8.7(g), it shall keep the Tax Indemnitee reasonably informed of the status of such Tax Claim, and the Tax Indemnitee and its representatives shall be entitled to attend any meetings or hearings involving the Tax Claim at its own expense. If the Tax Indemnitor does not elect to assume control of defending any Tax Claim, the Tax Indemnitee may settle or defend such Tax Claim. In such a case, if the Tax Indemnitor is responsible for the asserted Taxes under this Article 8, the Tax Indemnitor shall indemnify the Tax Indemnitee for the reasonable cost of its defense, in addition to the underlying Taxes.

               (h) Any unresolved dispute relating to any payments or indemnification obligations of either Seller or AMSC to the other pursuant to the provisions of this Article 8 shall be submitted to an arbitrator mutually acceptable to Seller and AMSC (or, if the parties are unable to agree upon an arbitrator, to an arbitrator selected by the American Arbitration Association). Any such arbitration shall be conducted in accordance with the rules of the American Arbitration Association in effect at the time of the arbitration. Where any dispute relates to a position to be taken on any Tax Return of or including a Company, the parties shall use reasonable efforts to resolve the dispute informally or pursuant to arbitration prior to filing such Tax Return. In the event the parties are unable to resolve any dispute prior to filing a Tax Return, the position taken on the Tax Return shall have no impact or influence on the resolution of the underlying dispute, and in no way shall prejudice either party's rights or obligations under this Article 8, nor shall any resolution of any dispute have any impact on how a Tax Return must be filed. In the event an indemnification dispute arises that is based on a disagreement as to how a Tax Return of or including a Company should be filed, the indemnification obligations of the indemnifying party under this Section 8.7 shall be determined consistent with the filing position advanced by such party if such position is not inconsistent with prior Tax Returns and accounting conventions and is proper and legal. If a Tax authority subsequently determines that the position advanced by the indemnifying party is incorrect, the indemnifying party's obligation to indemnify the other party shall be determined consistent with the determination of the Tax authority.

               (i) Notwithstanding Section 8.7(b), AMSC shall not be responsible for, and Seller shall indemnify and hold harmless AMSC and its Affiliates (including the Companies) from and against any and all Taxes or Other Tax Costs with respect to which any Company or any entity as successor thereto may be liable to the extent such Taxes arise in any Taxable Year ending after Closing Date that result from any income, net receipts, gross receipts, gain or similar items recognized by any Company as a result of the transactions contemplated in
Section 5.16.

               (j) AMSC and Seller agree to cooperate in good faith in carrying out the provisions of this Article 8.

               (k) This Article 8 shall be construed and applied to avoid any double counting of any payments, credits or other benefits with respect to any representation, warranty, covenant or indemnity set forth herein.

             Section 8.8  Exclusive Remedy for Taxes.   Except  as  provided  in
                          --------------------------
Section 7.3, this Article 8 provides the exclusive agreement between Seller, AMSC and their respective Affiliates regarding responsibility for the Taxes of the Companies.


             Section  8.9  Survival and Purchase Price Adjustment.
                           --------------------------------------

                    (a) Notwithstanding any other provision of this Agreement, the covenants, promises, indemnifications and other obligations of the parties hereto set forth in this Article 8 shall survive the Closing until fully carried out and the expiration of any applicable statute of limitations relating to the Taxes covered thereby.

                    (b) In the event any payments are made to Seller pursuant to the provisions of this Article 8, such payments are adjustments to the purchase price paid for the MAI Shares as set forth in Section 2.2(B).


                 ARTICLE 9. TERMINATION OF AGREEMENT; PAYMENT OF
                               EXPENSES; WAIVER OF CONDITIONS

               Section  9.1  Termination  Pre-Closing.  Anything  herein  to the
                             ------------------------
contrary notwithstanding, this Agreement may be terminated at any time before the Closing Date as follows (such date of termination being the "Termination Date"), and in no other manner:


                    (a) Mutual  Consent.  By mutual written consent of Purchaser
                        ---------------
and Seller.

                    (b) Expiration Date. By either  Purchaser or Seller,  if the
                        ---------------
Closing shall not have occurred on or before June 30, 1998.

                    (c) Early Expiration Date. By Seller, if the Purchaser shall
                        ---------------------
have not provided to Seller a waiver or evidence (satisfactory to Seller) of satisfaction of the condition set forth in Section 6.1(l) on or prior to the later of (i) 60 days after the end of the initial FCC comment period relating to the transactions contemplated hereby, and (ii) 14 days after the FCC Authorization, for any reason other than the breach or inaction of the party seeking to exercise its termination rights under this Section 9.1.

                    (d)  Prohibition.  By  written  notice of  either  Seller or
                         -----------
Purchaser if there shall have been entered a Final Order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby, including but not limited to the failure of the parties to obtain an FCC Authorization.


                    (e) Breach;  Failure of  Condition.  Purchaser may terminate
                        ------------------------------
this Agreement by giving written notice to Seller at any time prior to the Closing in the event Seller is (and AMSC and Purchaser are not) in breach in any material respect, and Seller may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing in the event Purchaser or AMSC is (and Seller is not) in breach in any material respect, of any representation, warranty, or covenant contained in this Agreement and, in either case, such breach has not been fully cured by the breaching party within 30 days after written notice of such breach has been delivered to the breaching party by the terminating party;

                    (f) Share Price.  Seller may terminate this Agreement on the
                        -----------
Closing Date if the Market Value of a share of AMSC Common Stock calculated as of the Closing Date has declined by more than 30% from the Market Value of a share of AMSC Common Stock calculated as of the date hereof, after taking into account all stock splits, reverse stock splits and similar adjustments to the number of shares of AMSC Common Stock outstanding on the date hereof.

                    (g) FCC Final Order.  Seller or Purchaser may terminate this
                        ---------------
Agreement in the event that a Final Order of the FCC has not been received when, under the terms of the Escrow Agreement, any period of time applicable to the Escrowed Funds has expired thereby causing a return of the Escrowed Funds, by providing notice to such other party within 30 Business Days of such expiration. In the event a termination occurs pursuant to this Section 9.1(g):


                         (i) Purchaser shall return the Shares to Seller;

                         (ii) Seller shall  return to Purchaser  the AMSC Common
Stock issued to Seller for the MAA Shares pursuant to the terms of Section 2.1(a); and

                         (iii) each of the parties  shall have only those rights
and obligations held by such party prior to the Closing Date.


               Section  9.2  Termination  Post-Closing.  In the  event  that the
                             -------------------------
Closing proceeds upon receipt of an FCC Authorization that is not a Final Order, and an adverse Final Order of the FCC is received that will not permit Purchaser to operate MAA, MAI and the Subsidiaries as contemplated, Purchaser may terminate this Agreement by providing notice to Seller within 30 Business Days of receipt of the adverse Final Order of the FCC. In the event that a termination occurs pursuant to this Section 9.2:


                    (a) the Escrow Agent shall return the MAI Purchase Price to the Purchaser;

                    (b) Purchaser shall return the Shares to Seller;

                    (c) Seller shall return to Purchaser the AMSC Common Stock issued to Seller for the MAA Shares pursuant to the terms of Section 2.1(a); and

                    (d)  each   parties   shall  have  only  those   rights  and
obligations held by such party prior to the Closing Date.


             Section 9.3 Payment of Expenses;  Waiver of Conditions.  (a) Except
                         ------------------------------------------
as set forth in Section 9.3(b), in the event that this Agreement shall be terminated pursuant to this Article 9, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party to any other party hereto and each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, its auditors and its actuaries; provided, however, that if this Agreement shall be terminated pursuant to
Section 9.1(b), such termination shall not release any party hereto from any liability that such party may have for any breach occurring prior to the Termination Date of any representation, warranty or covenant made by such party in this Agreement.

                    (b) In the event this  Agreement is  terminated  pursuant to
Section 9.1(c), then Seller shall be entitled to be reimbursed by Purchaser for its expenses incurred in connection with the negotiation and execution of and otherwise in connection with this Agreement which expenses shall be deemed to be equal to $4,000,000 in immediately available funds, which funds shall be delivered to Seller not later than two days after the Termination Date.


                            ARTICLE 10. MISCELLANEOUS

               Section  10.1   Amendments.   Subject  to  applicable  law,  this
                               ----------
Agreement and any exhibit or schedule attached hereto may be amended at any time prior to the Closing Date by an instrument in writing duly signed by or on behalf of each of the parties hereto.


             Section 10.2  Further Instruments and Assurances.   At  or prior to
                           ----------------------------------
and after the Closing, each party shall from time to time, at the request of any other party and without further cost or expense to such other party, execute and deliver such other instruments and take such other actions as shall be reasonably required by any other party in order to carry out the transactions, agreements and covenants contained in or contemplated by this Agreement.

             Section 10.3 Public Announcements.  Press releases and other public
                          --------------------
communications of any sort relating to this Agreement or the transactions contemplated hereby shall be subject to the prior written consent of all parties to this Agreement as to the contents of any such public disclosure, such consent not being unreasonably withheld, conditioned or delayed; provided, however, each party hereto shall be entitled to make any disclosure as is required under applicable law, subpoena or final, nonappealable court order, in the reasonable judgment of such disclosing party.

            Section 10.4  Governing  Law. THIS AGREEMENT AND THE LEGAL RELATIONS
                          --------------
BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

             Section 10.5 Notices. All communications under this Agreement shall
                          -------
be in writing and shall be deemed to have been duly given (i) on the date of receipt if served personally or by confirmed facsimile or other similar communication, (ii) on the first day after sending if sent for guaranteed next day delivery by a next-day courier service or (iii) on the fourth Business Day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

             If to Purchaser:

                      American Mobile Satellite Corporation
                      10802 Parkridge Boulevard
                      Reston, Virginia  20191-5416
                      Attention:  General Counsel
                      Facsimile:  (703) 758-6134

                      and

                      American Mobile Satellite Corporation
                      10802 Parkridge Boulevard
                      Reston, Virginia  20191-5416
                      Attention:  Chief Executive Officer
                      Facsimile:  (703) 758-6106


             With a copy to:

                      Arnold & Porter
                      555 12th Street, N.W.
                      Washington, D.C. 20004
                      Attention:  Samuel A. Flax, Esq.
                      Facsimile:  (202) 942-5999

             If to Seller:

                      Motorola, Inc.
                      1303 East Algonquin Road
                      Schaumburg, Illinois 60196
                      Attention:  General Counsel
                      Facsimile:  (847) 576-3628

             With a copy to:

                      Kirkland & Ellis
                      200 East Randolph Drive
                      Chicago, Illinois 60601
                      Attention:  Mark B. Tresnowski
                      Facsimile:  (312) 861-2200

Any party may change its address for purposes of this Section 10.5 by giving the other parties hereto notice of the new address in the manner set forth above.

              Section 10.6  Assignment and Binding  Effect.  This  Agreement may
                            ------------------------------
not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.


              Section 10.7  Entire Agreement.  This  Agreement, the exhibits and
                            ----------------
schedules hereto, the Disclosure Schedule dated as of even date herewith, and other documents delivered pursuant hereto, referred to herein or executed and delivered in connection with the transactions contemplated hereby, contain the entire agreement among Purchaser, Seller, MAA and MAI with respect to the transactions contemplated herein and, except as provided herein, supersede all previous negotiations, commitments and writings.

              Section 10.8  Severability.  Whenever  possible, each provision of
                            ------------
this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


              Section 10.9  Counterparts.  This  Agreement  may  be executed and
                            ------------
delivered in two or more counterparts, each of which shall be deemed an original.


              Section 10.10  No  Third  Party  Beneficiaries.  Nothing  in  this
                             -------------------------------
Agreement is intended to confer any rights or remedies, whether express or implied, under or by reason of this Agreement, on any persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement. Notwithstanding the preceding, any other provision herein or in any Collateral Agreement, Purchaser and AMSC shall be entitled to assign this Agreement, to third party lenders as collateral for their loans from such entities.

             Section 10.11 Delays or Omissions. No delay or omission to exercise
                           -------------------
any right, power or remedy accruing to Purchaser, AMSC or Seller upon any breach or default of Purchaser, AMSC or Seller, respectively, under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

             Section 10.12  Construction.  This  Agreement  is  to  be deemed to
                            ------------
have been prepared jointly by the parties hereto after arms length negotiations, and any uncertainty or ambiguity existing herein shall not be interpreted against any party, but according to the application of the rules of interpretation of contracts.


             Section 10.13  Knowledge Standard.  The term "knowledge," "best  of
                            ------------------
knowledge," "know" and any similar term when used with respect to Seller, MAA or MAI means actual (and not constructive) knowledge of any director, officer or employee of Seller or an Affiliate of Seller, including but not limited to MAA, MAI and the Subsidiaries.



             Section 10.14 Expenses.  Except as otherwise  provided herein,  all
                           --------
costs, fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost, fee or expense, except that filing fees related to the FCC Consents shall be shared jointly by Seller and Purchaser. All costs and expenses of MAA, MAI and the Subsidiaries associated with the negotiation, execution, delivery and consummation of the Agreement shall be deemed to be the responsibility of Seller and at or before the Closing Sellers shall reimburse MAA, MAI and the Subsidiaries therefor.

             IN WITNESS WHEREOF, each of Seller, MAA, MAI, AMSC and Purchaser has caused this Agreement to be duly executed on its behalf, as of the day and year first above written.

                                           MOTOROLA, INC.


                                           By:/s/James G. Roseland
                                                 -----------------
                                              Name:  James G. Roseland
                                                     -----------------
                                              Title: Vice President
                                                     --------------


                                           MOTOROLA ARDIS ACQUISITION, INC.


                                           By:/s/James G. Roseland
                                                 -----------------
                                              Name:  James G. Roseland
                                                     -----------------
                                              Title: Vice President
                                                     --------------



                                           MOTOROLA ARDIS, INC.


                                           By:/s/Theodore W. Schaffner
                                                 ---------------------
                                              Name:  Theodore W. Schaffner
                                                     ---------------------
                                              Title:  Corporate Vice President
                                                       and Director of Business
                                                       Development
                                                      --------------------------


                                           AMERICAN MOBILE SATELLITE CORPORATION


                                           By:/s/Gary M. Parsons
                                                 ---------------
                                              Name:  Gary M. Parsons
                                                     ---------------
                                              Title:  CEO and President
                                                      -----------------

                                           AMSC ACQUISITION COMPANY, INC.



                                           By:/s/Gary M. Parsons
                                                 ---------------
                                              Name:  Gary M. Parsons
                                                     ---------------
                                              Title:  CEO and President
                                                      -----------------

                                   EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR SOLD EXCEPT IN COMPLIANCE THEREWITH OR PURSUANT TO AN EXEMPTION THEREFROM.


                               AMERICAN MOBILE SATELLITE CORPORATION


                               Warrant for the Purchase of Shares of
                       Common Stock of American Mobile Satellite Corporation

No. ___                                                      Warrant to Purchase
                                                            ____________  Shares

             FOR VALUE RECEIVED, AMERICAN MOBILE SATELLITE CORPORATION, a Delaware corporation (the "Company"), hereby certifies that MOTOROLA, INC., its successor or permitted assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, _______________ (___________) (the "Warrant Share Amount") fully paid and non-assessable shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The Warrant Share Amount and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

                    1. DEFINITIONS. The following terms, as used herein, have the following meanings:

             "Accepted Alien Ownership Percentage Limitation" means 24.99% or, in the event of a modification of the Alien Ownership Restrictions subsequent to the date hereof, such percentage limitation upon the Company's Alien ownership as may be in effect from time to time as a result of such modification, less 0.01%.

             "Alien" means any alien or a representative  thereof,  or a foreign
              -----
government or a representative thereof, or a corporation or other entity organized under the laws of any foreign government.

             "Alien Ownership Percentage" means, with respect to any Person, the
              --------------------------
percentage of total ownership in such Person owned of record, as well as the percentage of total ownership in such Person voted, by Aliens; provided, that if under the Alien Ownership Restrictions such Person would be deemed to have a percentage of total ownership owned of record or voted by Aliens other than the actual percentage so owned or voted, then such Person's Alien Ownership Percentage shall be such deemed percentage.

             "Alien  Ownership   Restrictions"   means  Section  310(b)  of  the
              -------------------------------
Communications Act, as modified by any interpretation, ruling or order of the Federal Communications Commission (or any successor agency) applicable to the Company or any of its subsidiaries.

             "AMSC" means AMSC Acquisition Company, Inc., a Delaware corporation
              ----
and a wholly-owned subsidiary of the Company.

             "Board of Directors" means the Board of Directors of the Company.
              ------------------

             "Business Day" means any day except a Saturday, Sunday or other day
              ------------
on which commercial banks in the City of New York are authorized by law to close.

             "Closing Price" has the meaning set forth in Section 10.D.
              -------------

             "Common Stock" has the meaning set forth in the preamble hereof.
              ------------

             "Communications  Act"  means  the  Communications  Act  of 1934, as
              -------------------
amended, or any successor statute.

             "Company" has the meaning set forth in the preamble hereof.
              -------

             "Constituent Person" has the meaning set forth in Section 11.
              ------------------

             "Current Market Price Per  Common Share" has  the meaning set forth
              --------------------------------------
in Section 10.D.

             "Exercise  Date"  means the  applicable  date of  exercise  of this
              --------------
Warrant, as indicated on the Warrant Exercise Notice delivered by the Holder.

             "Exercise  Price"  means  initially  $0.01 per  Warrant  Share,  as
              ---------------
adjusted from time to time.

             "Exercising Holder" has the meaning set forth in Section 3.A.
              -----------------

             "Expiration Date" means ______ __, 200_, at 5:00 p.m. New York City
              ---------------
 time.

             "FCC"  means  the  Federal  Communications   Commission,   or  such
              ---
successor agency of the Federal government with responsibility for administering the Communications Act.

             "MAA" means Motorola ARDIS Acquisition, Inc.
              ---

             "MAI" means Motorola ARDIS, Inc.
              ---

             "NASDAQ" means the  National Market  of the National Association of
              ------
Securities Dealers, Inc. Automated Quotation System.

             "NASD Limit" has the meaning set forth in Section 4.
              ----------

             "NYSE" means the New York Stock Exchange Inc.
              ----

             "Non-Electing Share" has the meaning set forth in Section 11.
              ------------------

             "Person" means an  individual,  corporation,  partnership,  limited
              ------
liability company, association, trust or any other entity or organization including a government or political subdivision or an agency or instrumentality thereof.

             "Registration  Rights  Agreement"  has  the  meaning  set  forth in
              -------------------------------
Section 16.

             "Securities Act" means the Securities Act of 1933, as amended,  and
              --------------
the rules and regulations promulgated thereunder.

             "Stock Purchase  Agreement"  means the Stock Purchase  Agreement by
              -------------------------
and among the Company, AMSC, the Holder, MAA and MAI, dated as of December ___, 1998.

             "Warrant Exercise Notice" means the Warrant Exercise Notice forming
              -----------------------
a part hereof.

             "Warrant  Margin"  means,  on any date,  the  difference of (x) the
              ---------------
greater of (A) the average of the Closing Prices (as defined in Section 10.D) on each of the 20 trading days immediately preceding such date and (B) the Closing Price [on the trading days] prior to the such date, minus (y) the Exercise Price.

             "Warrant Share  Amount"  has the  meaning set forth in the preamble
              ---------------------
hereof.

             "Warrant Shares" means the shares of Common Stock  deliverable upon
              --------------
exercise of this Warrant, as adjusted from time to time.

                    2. EXERCISE OF WARRANT.

                    A. Subject to Section 15 hereof, the Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, to and including the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company at its address set forth in
Section 12 hereof a Warrant Exercise Notice substantially in the form annexed hereto and shall deliver to the Company (x) this Warrant, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, and (y) subject to Section 2.B, payment of the Exercise Price then in effect for such Warrant Shares. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shalL not then be actually delivered to the Holder.

                    B. The Exercise Price may be paid in cash or by certified or official bank check or bank cashier's check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company or by cancellation of indebtedness owed to the Holder or by any combination of such methods. In the alternative, the Holder may exercise its right to receive Warrant Shares (i) on a net basis, such that, without the exchange of any funds, the Holder will receive that number of Warrant Shares (and such other consideration) otherwise issuable (or payable) upon exercise of this Warrant less that number of Warrant Shares having an aggregate Current Market Price Per Common Share on the Exercise Date equal to the aggregate Exercise Price that would otherwise have been paid by the Holder for the Warrant Shares or (ii) delivery to the Company, together with appropriate stock powers, of certificates evidencing shares of Common Stock having an aggregate Current Market Price Per Common Share on the Exercise Date of not less than the aggregate Exercise Price. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of this Warrant and the issue and delivery of the Warrant Shares.

                    C. If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Company and a new Warrant of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant in the name of the Holder or in such name or names of its transferee(s) pursuant to Section 8 hereof as may be directed in writing by the Holder and deliver the new Warrant to the Person or Persons entitled to receive the same.

                    D. Except as otherwise provided in Section 3, upon surrender of this Warrant in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or its transferee(s) as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 7 below.

                    3. OWNERSHIP LIMITATION. If at any time the exercise of any Warrants pursuant to Section 2 would cause the Company's Alien Ownership Percentage to exceed the Accepted Alien Ownership Percentage Limitation, then in lieu of issuing shares of Common Stock pursuant to Section 2:

                    A. the Company shall issue to each Holder exercising Warrants at such time (each an "Exercising Holder") whose Alien
                                                ------------------
               Ownership Percentage is less than or equal to the Accepted Alien Ownership Percentage Limitation the number of shares of Common Stock to which such Exercising Holder is entitled pursuant to
               Section 2;

                    B. the Company shall issue to each  Exercising  Holder whose
               Alien Ownership Percentage is greater than the Accepted Alien Ownership Percentage Limitation (each, an "Affected Exercising Holder") a number of shares of Common Stock equal to the quotient of (x) the product of (A) the number of shares of Common Stock that, immediately after giving effect to any issuances of Common Stock pursuant to the foregoing Section 3.A, could be issued to a Person with a 100% Alien Ownership Percentage without causing the Company's Alien Ownership Percentage to exceed the Accepted Alien Ownership Percentage Limitation, multiplied by (B) the number of shares of Common Stock to which such Affected Exercising Holder would be entitled pursuant to Section 2 but for the application of this Section 3, divided by (y) the product of (A) the aggregate number of shares of Common Stock to which all Affected Exercising Holders would be entitled pursuant to Section 2 but for the application o this Section 3, multiplied by (B) such Affected Exercising Holder's Alien Ownership Percentage; provided that in no event shall the number of shares of Common Stock issuable to any Affected Exercising Holder pursuant to this
               Section 3.B exceed the number of shares of Common Stock to which such Affected Exercising Holder would have been entitled pursuant to Section 2 but for the application of this Section 3; and

                    C. the Company shall deliver by wire transfer of immediately available funds to the account of each Affected Exercising Holder specified in such Affected Exercising Holder's Warrant Exercise Notice, an amount equal to the product of (x) the number of shares of Common Stock to which such Affected Exercising Holder would have been entitled pursuant to Section 2 that are not issuable to such Affected Exercising Holder pursuant to the foregoing Section 3.B, multiplied by (y) the Warrant Margin on the Exercise Date.

                    4. RESTRICTIVE LEGEND. Upon original issuance thereof, and until such time at the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation), each Warrant and any certificates evidencing Warrant Shares shall bear a legend substantially in the form of the legend set forth on the first page hereof, unless in the opinion of counsel reasonably satisfactory to the Company, such legend is no longer required by the Securities Act.

                    5. RESERVATION OF SHARES. The Company hereby agrees that at all times it shall reserve for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than general regulatory restrictions under the Communications Act) and free and clear of all preemptive rights.

                    6. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share on the Exercise Date.

                    7. EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT.

                    A. The Company shall from time to time register the exchange or transfer of any outstanding Warrant in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Each taker and holder of this Warrant by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other Persons dealing with this Warrant as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.

                    B. Prior to any  proposed  transfer  of the  Warrants or the
               Warrant Shares, unless such transfer is made pursuant to an effective registration statement under the Securities Act the Holder will deliver to the Company, if so requested by the Company, an opinion of counsel reasonably satisfactory in form and substance to the Company, to the effect that the Warrants or Warrant Shares, as applicable, may be sold or otherwise transferred without registration under the Securities Act. Subject to the preceding sentence, the Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons. Subject to the foregoing, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be cancelled.

                    8. LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and (if requested by the Company in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date representing the right to purchase an equivalent number of Warrant Shares.

                    9. ANTI-DILUTION PROVISIONS.

                    A. In case the  Company  shall at any  time  after  the date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock or other shares of the Company's capital stock, (ii) subdivide, split or reclassify the outstanding Common Stock into a larger number of shares, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the Warrant Share Amount shall be adjusted to equal the number of shares to which the holder of this Warrant would have been entitled upon the occurrence of such event if this Warrant had been exercised immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

                    B. In case  the  Company  shall  fix a  record  date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (excluding cash dividends, other cash distributions from current or retained earnings or dividends payable in Common Stock for which an adjustment has been made pursuant to Section 9.A), the Warrant Share Amount to be in effect after such record date shall be determined by multiplying the Warrant Share Amount in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share, and the denominator of which shall be such Current Market Price Per Common Share on such record date, less the fair market value (determined by the Board of Directors of the Company; provided that if the Holder shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Holder to determine such fair market value) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Share Amount shall again be adjusted to be the Warrant Share Amount which would then be in effect if such record date had not been fixed.

                    C. If as a result of any event or for any other reason,  any adjustment is made which increases the number of shares of Common Stock issuable upon conversion, exercise or exchange of, or in the conversion or exercise price or exchange ratio applicable to, any outstanding securities of the Company that are convertible into, or exercisable or exchangeable for, Common Stock of the Company, then a corresponding adjustment shall be made hereunder to increase the Warrant Share Amount, but only to the extent that no such adjustment has been made pursuant to Section 9.A or B hereof with respect to such event or for such other reason.

                    D. For the  purpose of any  computation  under  Section 3 or
               Section 9.B hereof, on any determination date the "Current Market
                                                                  --------------
               Price  Per  Common  Share"  shall  be  deemed  to be the  average
               -------------------------
               (weighted by daily trading volume) of the Closing Prices (as defined below) per share of Common Stock for the 20 consecutive trading days immediately prior to such date. "Closing Price" means (1) if shares of Common Stock then are listed and traded on the NYSE, the closing price on such day as reported, on the NYSE Composite Transactions Tape; (2) if shares of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded;
               (3) if shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the NASDAQ; or (4) if shares of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. If on any determination date shares of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as reasonably determined by the Board of Directors. If the Holder shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of Common Stock as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Holder. For purposes of any computation under this Section 9, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

                    E. No adjustment in the Warrant Share Amount or the Exercise
               Price shall be required unless such adjustment would require an increase or decrease of at least one percent of such amount; provided that any adjustments which by reason of this Section 9.F are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share as the case may be.

                    G. In the event that, at any time as a result of the provisions of this Section 9, the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                    H. Upon any adjustment pursuant to this Section 9, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of an officer of the Company setting forth the Warrant Share Amount and Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each registered Holder of this Warrant at the address as set forth in Section 11 written notice of such adjustments. Where appropriate, such notice may be given in advance and included as a part of the notice required to be delivered pursuant to Section 12.B.

                    10. REORGANIZATION, CONSOLIDATION, MERGER, OR SALE OF ASSETS. In case of any reclassification, redesignation, reorganization of recapitalization by the Company (other than as set forth in Section 9) or consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such reclassification, redesignation, reorganization, recapitalization, consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised in full immediately prior to such reclassification, redesignation, reorganization, recapitalization, consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing share"), then for the purpose of this Section 10 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each Non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing shares. Adjustments for events subsequent to the effective date of such reclassification, redesignation, reorganization, recapitalization, consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provision set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section 11 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

                    11. NOTICES. Any notice, demand or delivery authorized or required by this Warrant shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

             If to the Company:

                      American Mobile Satellite Corporation
                      10802 Parkridge Blvd.
                      Reston, VA  22091
                      Telecopy:  (703) 758-6134
                      Attention:    Randy Segal,
                                    General Counsel

             With a copy to:

                      Arnold & Porter
                      555 - 12th Street, N.W.
                      Washington, D.C.  20004
                      Telecopy: (202) 942-5999
                      Attention:    Samuel A. Flax, Esq.

             If to the Holder:

                      Motorola, Inc.
                      Law Department, IL01/11
                      1303 E. Algonquin Road
                      Schaumburg, IL  60196
                      Telecopy: (847) 576-3628
                      Attention:    Linda Valentine,
                                    Corporate Vice President and General Counsel

             With a copy to:

                      Kirkland & Ellis
                      200 E. Randolph Avenue
                      Chicago, IL  60601
                      Telecopy: (312) 861-2200
                      Attention:    Mark Tresnowski, Esq.

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

                    12. NOTICES TO WARRANT HOLDERS.

                    A. The Company shall  provide to the Holder,  at its address and in the manner set forth in Section 12, a notice of expiration of this Warrant not less than 90 nor more than 120 days prior to the Expiration Date.

                    B. In the event:

                         (a) the Company shall authorize the issuance to holders
                    of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                         (b) the Company  shall  authorize the  distribution  to
                    holders of shares of Common Stock of assets, including cash, evidences of its indebtedness, or other securities; or

                         (c) of any  reorganization,  consolidation or merger to
                    which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants, or a tender offer or exchange offer for shares of Common Stock; or

                         (d)  of  the  voluntary  or  involuntary   dissolution,
                    liquidation or winding up of the Company; or

                         (e) the Company  proposes to take any action that would
                    require an adjustment to the Warrant Share Amount or the Exercise Price pursuant to Section 10 hereof;

then the Company shall cause to be given to the registered Holder of this Warrant, at least 20 days prior to the applicable record date hereinafter specified, or 20 days prior to the date of the event in the case of events for which there is no record date a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13.B or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

                         13. RIGHTS OF THE HOLDER.  Prior to the exercise of any
Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders or any notice of any proceedings of the Company except as may be specifically provided for herein. Nothing contained herein shall impose any obligation on the Holder to purchase any securities or impose any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

                         14. LIMITATION ON EXERCISE OF WARRANT;  CANCELLATION OF
WARRANTS. Notwithstanding anything to the contrary in this Warrant, this Warrant shall be exercisable at any given time only for the number of Warrant Shares which is equal to the applicable Warrant Share Amount as in effect from time to time.

                         15. REGISTRATION  RIGHTS. The Holder of this Warrant is
entitled to certain registration rights with respect to the Warrant Shares issuable upon the exercise thereof. Said registration rights are set forth in a Registration Rights Agreement dated as of December __, 1997, by and among the Company and the Holder (the "Registration Rights Agreement"). By acceptance of this Warrant, the Holder hereof agrees that upon exercise of this Warrant, in whole or in part, such Holder will be bound by the Registration Rights Agreement as a holder of Registrable Securities thereunder. The Company agrees that upon transfer of this Warrant, in whole or in part, pursuant to Section 7 hereof, the transferee shall be entitled to become a party to the Registration Rights
Agreement if not already a party thereto. A copy of the Registration Rights Agreement may be obtained by the Holder hereof upon written request to the Company.

                         16.  GOVERNING  LAW  AND  WAIVER  OF JURY  TRIAL.  THIS
WARRANT AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS. THE PARTIES HERETO IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                         17. AMENDMENTS;  WAIVERS. Any provision of this Warrant
may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder operate as a waiver thereof or shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power of privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                         18.  COUNTERPARTS.  This Warrant may be executed in any
number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                         19. FCC COMPLIANCE.  Notwithstanding  any provisions of
this Warrant to the contrary, in the event that the consent of the FCC to the exercise of this Warrant is required to be obtained prior to such exercise, this Warrant shall not be exercisable unless and until such FCC consent shall have been obtained. In the event that this Warrant is intended to be exercised and such FCC consent is required to be obtained, the Company and the Holder shall use commercially reasonable efforts to obtain such FCC consent promptly.

                            (signature page follows)

             IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of ________ __, 1998.

                                         AMERICAN MOBILE SATELLITE
                                          CORPORATION



                                         By:____________________________
                                         Name:
                                         Title:

Acknowledged and Agreed:

MOTOROLA, INC.



By:__________________________
Name:
Title:

                                      WARRANT EXERCISE NOTICE

                         (To be delivered prior to exercise of the Warrant
                      by execution of the Warrant Exercise Subscription Form)


To:          American Mobile Satellite Corporation
             10802 Parkridge Blvd.
             Reston, VA  22091

               The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value $.01 per share, of American Mobile Satellite Corporation. The undersigned intends to exercise the Warrant to purchase ______________ shares (the "Shares") at $0.01 per Share (the "Exercise Price") [pursuant to the [net exercise] [delivery of Common Stock]
 ---------------
provision of Section 2.B of the Warrant]. [The undersigned intends to pay the aggregate Exercise Price for the Share in cash, certified or official bank or bank cashier's check or by wire transfer of immediately available funds to an account to designated by the Company or by cancellation of indebtedness owed to the Holder (or a combination of such methods) as indicated below.]

             The undersigned hereby certifies that to the best of its knowledge its Alien Ownership Percentage as of the date hereof is ___________.

Date: ________________________

                                         -----------------------------
                                         (Signature of Owner)

                                         ------------------------------
                                         (Street Address)

                                         ------------------------------
                                         (City)    (State)   (Zip Code)

Payment:    $_____________ cash
            $_____________ check
            $_____________ wire transfer
            $_____________ cancellation of indebtedness

[Wire  Transfer  Instructions,  if  required  pursuant  to Section 3 or 4 of the
Warrant: _______________________]

                       WARRANT EXERCISE SUBSCRIPTION FORM

                (To be executed only upon exercise of the Warrant
                   after delivery of Warrant Exercise Notice)


To:          American Mobile Satellite Corporation
             10802 Parkridge Blvd.
             Reston, VA  22091

             The undersigned irrevocably exercises the Warrant for the purchase of _______________________ shares (the "Shares") of Common Stock, par value $.01 per share, of American Mobile Satellite Corporation (the "Company") at $____ per Share (the "Exercise Price") and [herewith makes payment of $____________, such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by wire transfer or by cancellation of indebtedness owed to the Holder or any combination of such methods] [the undersigned Holder is exercising the Warrant pursuant to the [net exercise] [delivery of shares of Common Stock] provision of Section 2.B of the Warrant], all on the terms and conditions specified in the Warrant, surrenders this Warrant and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto. If said number of Shares is less than all of the shares of Common Stock for which the Warrant is exercisable, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.

Date:__________________________


                                         -----------------------------
                                         (Signature of Owner)

                                         ------------------------------
                                         (Street Address)

                                         ------------------------------
                                         (City)    (State)   (Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number:_______________________________________________

Name:  _______________________________________________

Street Address:  _____________________________________

City, State and Zip Code:  ___________________________


Any unexercised portion of the Warrant evidenced by the [within] Warrant to be issued to:

Please insert social security or identifying number:_______________________________________________


Name:  _______________________________________________

Street Address:  _____________________________________

City, State and Zip Code:  ___________________________

                             WARRANT ASSIGNMENT FORM

                                                              Dated:____________


          FOR  VALUE  RECEIVED,   _____________________________   hereby  sells,
assigns and transfers unto  ____________________________________________________
(the "Assignee") (please type or print in block letters),

                           (insert Assignee's address)

            --------------------------------------------------------
           (insert Assignee's social security and taxpayer ID number)

its right to purchase up to ____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.



                                                  ----------------------------
                                                  Signature


Signature Guarantee: